                                                                       Exhibit 2

                   Domaines Barons de Rothschild (Lafite) SCA
                               33, rue de la Baume
                                   75008 Paris
                                     France

                                  May 16, 2004

Constellation Brands, Inc.
370 Woodcliff Drive
Fairport, New York 14450
Attention:  Richard Sands

Huneeus Vintners LLC
1601 Silverado Trail
Napa, California  94574

Gentlemen:

      This letter will confirm certain transactions proposed to be entered into among Domaines Barons de Rothschild (Lafite) SCA ("DBR"), Constellation Brands, Inc., acting through its wholly-owned subsidiary, Franciscan Vineyards, Inc. ("CONSTELLATION"), and Huneeus Vintners LLC ("HUNEEUS").

      1. Constellation, Huneeus and DBR (collectively, the "PRINCIPALS") intend to enter into certain transactions among themselves and, in connection therewith and prior thereto, to propose to a special committee of the Board of Directors of Chalone (the "SPECIAL COMMITTEE") that Chalone enter into certain transactions, based on and consistent with the terms set forth herein and other terms to be agreed upon. The Principals have agreed to establish a joint venture company (the "JOINT VENTURE" or "JV") to which Constellation will contribute $54 million in cash and certain assets and Huneeus will contribute certain assets and liabilities, and to which DBR will, upon the completion of the merger of Holdco into Chalone described below, cause Chalone to contribute substantially all of its assets and liabilities.

      The Principals propose to effect the proposed transactions as follows: (i) DBR will form a corporation ("HOLDCO") and contribute $10 million in cash to Holdco and contribute its Chalone shares (including any shares obtained upon conversion of the Chalone convertible debt held by DBR) (the "SHARES") to Holdco in exchange for Holdco shares, (ii) the JV will loan to Holdco an amount equal to the difference between the aggregate cash amount to be paid in exchange for the outstanding publicly held shares of Chalone (other than the shares held by DBR, Holdco and their affiliates) in the merger described in (iv) below and the $10 million in cash to be contributed by DBR to Holdco; (iii) the source of funds for the loan by the JV will be $54 million in cash contributed by Constellation; (iv) DBR will propose to the Special Committee of the Board of Directors of Chalone that Holdco enter into a merger agreement with

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                                      -2-


Chalone providing for the merger of Holdco with and into Chalone (the "MERGER"), in which merger all of the outstanding publicly held shares of Chalone (other than the shares held by DBR, Holdco and their affiliates, which shares shall be cancelled) shall be converted into cash and the stockholders (other than Holdco) will receive the wine purchase rights described on Annex G (such transactions, including the Merger, collectively, the "TRANSACTIONS"). The Principals will jointly and severally guarantee the obligations of Holdco under the merger agreement between Holdco and Chalone (the "MERGER AGREEMENT"). The closing of the Transactions will occur simultaneously. The material terms of the Merger Agreement setting forth the terms and conditions of the Merger, including the cash price per share to be paid to holders of Chalone shares (other than DBR, Holdco or its affiliates) shall require the approval of each of the Principals.

      2. Each of the Principals hereby commits to cause the following transactions: (i) Constellation will establish the JV as a Delaware limited liability company and Constellation and Huneeus shall enter into governance and other agreements relating to the JV on the terms set forth in Annex A hereto,
(ii) Constellation and Huneeus will contribute cash, assets and liabilities to the JV (including debt amounting to no more than $18.5 million to be contributed by Huneeus), and DBR will, immediately upon the consummation of the Merger, cause Chalone to contribute substantially all of its assets and liabilities to the JV, in each case on the terms and conditions set out in Annex B in exchange for ownership interests in the JV, (iii) the Principals will appoint Agustin Francisco Huneeus as the CEO of the JV and establish a management incentive plan on the terms set forth in Annex C hereto, (iv) the Principals will cause the JV to enter into certain other business arrangements with Constellation on the terms set forth in Annex D hereto, and (v) DBR shall enter into an arrangement with the JV as set forth in Annex E hereto. The Principals have valued the assets to be contributed by each of them, including cash contributions, as $[81.2] million for Constellation, $[68] million for Huneeus and $[61.372] million for DBR, resulting in equity percentages (the "EQUITY PERCENTAGES") of [38.6]% for Constellation, [32.3]% for Huneeus and [29.1]% for DBR.

      3. The obligations of the Principals to effect or cause to be effected the transactions described in (i) through (v) of paragraph 2 above are subject only to the prior satisfaction of the following conditions: (i) the successful consummation of the Merger, and (ii) all requisite consents and antitrust law approvals being obtained. The obligations of the Principals to consummate the transactions described in paragraph 2 above are not subject to any other conditions.

      4. None of the Principals shall take any action or enter into any agreement inconsistent with the terms of this Commitment Letter during the Commitment Period (being a period of 4 months from the date of this letter). During the Commitment Period, each of the Principals shall act exclusively with

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                                      -3-


the others with respect to the Merger and the other Transactions and during the Commitment Period shall use reasonable efforts to cause the Merger and the other Transactions to be consummated as herein contemplated.

      In furtherance of such agreement, DBR hereby commits that during the Commitment Period it shall not (i) at any shareholders meeting of Chalone, vote for any transactions proposed by a third party that would result in such third party owning more than 50% of the voting securities of Chalone or its successor or a transaction involving a sale of substantially all the assets of Chalone (each a "COMPETING TRANSACTION"), (ii) solicit any third party to propose a Competing Transaction or discuss any such proposal with any third party, or
(iii) sell its Shares to any third party other than an affiliate (which shall remain subject to the agreements herein). In the event that DBR shall breach the commitment described in the previous sentence, then DBR shall immediately reimburse Huneeus its documented reasonable expenses incurred in connection with the Transactions.

      DBR agrees to enter into a Voting Agreement upon the execution of the Merger Agreement whereby DBR agrees for a period commencing upon the date of the Merger Agreement and ending on the termination of the Merger Agreement by its terms, (i) not to sell or otherwise transfer its Shares; (ii) not to solicit proposals for Competing Transactions or enter into discussions with any third party with respect to a Competing Transaction, and (iii) to vote its Shares at a shareholders meeting of Chalone in favor of the transaction proposed by the Merger Agreement and against any Competing Transaction.

      In the event that at any time within a period of six months following the date of the Merger Agreement Chalone enters into a definitive agreement for a Competing Transaction at a price per share higher than $7.80 (the "REFERENCE SHARE PRICE") then (whether or not the Competing Transaction is consummated within such six month period) DBR shall, within seven days of receipt of any amounts paid to it pursuant to the Competing Transaction, pay each of Constellation and Huneeus an amount equal to one-third of the difference between the aggregate consideration received by DBR pursuant to such Competing Transaction and an amount equal to the Reference Share Price multiplied by the number of Shares. In addition, DBR agrees that in any circumstance in which Chalone is obligated to pay a break-up fee upon termination of the Merger Agreement pursuant to the terms of the Merger Agreement as a result of Chalone entering into a Competing Transaction, such fee shall be paid to and shared by Constellation and Huneeus as to 50% each.

      The commitments and understandings of DBR in this paragraph shall not restrict any actions taken by any director of Chalone who is an employee of or affiliated with DBR in furtherance of his fiduciary obligations.

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                                      -4-


      5. Any proposed change to the material terms of the proposals or transactions set forth in this Commitment Letter and the definitive agreements contemplated hereunder (including the terms set forth in the Annexes hereto) will be subject to the unanimous approval of the Principals.

      6. Each Principal (each, an "INDEMNIFYING PRINCIPAL") shall severally, but not jointly indemnify and hold harmless each other Principal (each, an "INDEMNIFIED PRINCIPAL") against (x) JV Losses (as defined below) incurred by the Indemnified Principal (whether or not such JV Losses are occasioned by the acts or failures to act of the Indemnified Principal), in an amount that is proportionate to the Indemnifying Principal's prospective Equity Percentage in the JV, and (y) Other Losses (as defined below) arising out of the conduct, omission or statement of the Indemnifying Principal.

            (a) Promptly after the commencement of any action or proceeding against an Indemnified Principal which could give rise to a claim for indemnification under this Section 6, the Indemnified Principal shall give notice to each Indemnifying Principal if it wishes to assert a claim for indemnification under this Section 6, provided, however, that the failure so to notify the Indemnifying Principals (i) will not relieve the Indemnifying Principals from their indemnification obligations in this Section 6 unless and then only to the extent the Indemnifying Principals did not otherwise learn of such action and such failure results in the forfeiture by the Indemnifying Principals of substantial rights and defenses, and (ii) will not, in any event, relieve the Indemnifying Principals from any obligations to any Indemnified Principal other than the indemnification provisions in this Section 6.

            (b) Following delivery of such notice, but subject to the provisions of clause (c) below, each Indemnifying Principal shall be entitled to participate in such action or proceeding and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such Indemnified Principal (but prior to assuming such defense, the Indemnifying Principal shall have acknowledged in writing its indemnification obligation hereunder if such claim is determined adversely to the Indemnified Principal). After notice from the Indemnifying Principal to the Indemnified Principal of its election to assume the defense of a claim, the Indemnifying Principal shall not be liable to such Indemnified Principal under this Section 6 for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Principal in connection with the defense thereof, other than reasonable costs of investigation, or as provided in clause (d) below. If an Indemnifying Principal assumes the defense of such an action, (i) no compromise or settlement thereof may be effected by the Indemnifying Principal without the Indemnified Principal's consent (which shall not be unreasonably withheld) unless (A) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Principal and (B) the sole

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                                      -5-


relief provided is monetary damages that are paid in full by the Indemnifying Principal, and (ii) the Indemnifying Principal shall have no liability with respect to any compromise or settlement thereof effected by the Indemnified Principal without its consent (which shall not be unreasonably withheld). If notice is given to an Indemnifying Principal of the commencement of any action and it does not, within 30 days after the Indemnified Principal's notice is given, give notice to the Indemnified Principal of its election to assume the defense thereof (and in connection therewith, acknowledges in writing its indemnification obligation hereunder), the Indemnifying Principal shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnified Principal. Notwithstanding the foregoing, if an Indemnified Principal determines in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliates other than as a result of monetary damages, such Indemnified Principal may, by notice to the Indemnifying Principal, assume the exclusive right to defend, compromise or settle such action, but the Indemnifying Principal shall have no liability with respect to a judgment entered in any action so defended, or a compromise or settlement thereof entered into, without its consent (which shall not be unreasonably withheld). Should there be more than one Indemnifying Principal, each Indemnifying Principal shall have the option to assume the defense of the action or proceeding. If more than one Indemnifying Principal chooses to assume the defense, such Indemnifying Principals shall act jointly in the defense, it being understood that no failure of agreement or cooperation among such Indemnifying Principals shall prejudice the rights of the Indemnified Principal. Any Indemnifying Principal which does not choose to assume the defense shall (to the extent it is liable for Losses as an Indemnifying Principal) be bound by the actions of the Indemnifying Principal or Principals which do assume the defense.

            (c) In the case of JV Losses, the Principals shall select a single counsel to represent them at their joint expense in the action or proceeding. The Principals may retain separate counsel to protect their individual interests, but the fees and expenses of any such counsel shall be for the sole account of the Principal retaining such counsel.

            (d) Notwithstanding the Indemnifying Principal's election to assume the defense of an action or proceeding, the Indemnified Principal or Principals in connection with an Other Loss (but not a JV Loss) shall have the right to employ one separate counsel (including local counsel), and the Indemnifying Principal shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Principal to represent the Indemnified Principal or Principals would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Principal or Principals and the Indemnifying Principal and either or both of the Indemnified Principals shall have reasonably concluded that there may be legal defenses available to it which are

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                                      -6-


different from or additional to those available to the Indemnifying Principal;
(iii) the Indemnifying Principal shall not have employed counsel reasonably satisfactory to the Indemnified Principal or Principals to represent the Indemnified Principal or Principals within a reasonable time after notice of the institution of such action; or (iv) the Indemnifying Principal shall authorize either or both of the Indemnified Principals to employ separate counsel at the expense of the Indemnifying Principal.

            (e) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless any Indemnified Principal, then each Indemnifying Principal shall contribute to the amount paid or payable by such Indemnified Principal as a result of the JV Loss or Other Loss, as the case may be, in such proportion as is appropriate to reflect (i) in the case of JV Losses, the relative benefits received by the Indemnified Principal on the one hand and the Indemnifying Principals on the other hand, in each case from the consummation of the Transactions as contemplated by and pursuant to the terms of this letter, which relative benefits the parties agree are proportionate to their prospective Equity Percentages in the JV, and (ii) in the case of Other Losses, the extent to which such Losses result from actions or failures to act of the Indemnifying Principal. Notwithstanding the rights of any Principal to contribution in this Section 6(e), no Principal shall be required to contribute an amount that is in excess of the amount which would have been required to be paid by such Principal had such amount been calculated in accordance with the indemnification provisions of this Section 6.

            (f) Definitions. For purposes of this Section 6,

                  (i) The term "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any governmental entity.

                  (ii) The term "Losses" shall mean any and all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any Proceeding) incurred by any Principal to which such Principal may become subject as a result of a claim of or Proceeding initiated by a third party, irrespective of whether such Losses have been incurred or suffered as a result of Proceedings initiated by a governmental entity or otherwise.

                  (iii) The term "JV Losses" shall mean any Losses, but only insofar as such Losses arise out of or are based upon this Commitment Letter or the making of a proposal with respect to the Merger by the Principals to the Board of

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                                      -7-


Directors of Chalone, or the consummation of the Transactions (including the Merger) pursuant to this Commitment Letter; provided, however, that JV Losses shall not include any Losses arising out of or based upon conduct, omissions or statements described in any of clauses (A) through (E) of the definition of "Other Losses".

                  (iv) The term "Other Losses" shall mean any Losses incurred by a Principal which at any time arise out of or are based upon:

                        (A) actions or discussions by another Principal inconsistent with the course of conduct or direction approved or consented to by the Principals;

                        (B) the failure of another Principal to file, or timely file, any forms, reports, statements or other documents required to be filed with the Securities and Exchange Commission (as applicable, an "SEC REPORT");

                        (C) any untrue statement or alleged untrue statement or omission or alleged omission contained in the SEC Report of another Principal, which such statement or omission originated from such Principal;

                        (D) any act or omission by such Principal which would constitute fraud, gross negligence or willful misconduct by another Principal; or

                        (E) the violation of any obligation of such Principal under any agreement relating to the Transactions.

      7. All legal expenses of the JV and each of the Principals incurred in connection with the Transactions and the other transactions contemplated in this Commitment Letter (including the transactions described in the Annexes hereto) (the "TRANSACTION COSTS") will (i) be borne individually by each of the Principals (with respect to the legal fees incurred by such Principal) except as provided as follows; (ii) (a) Transaction Costs solely in organizing the JV will be borne by Constellation; (b) Transaction Costs for services described on Annex F in connection with work required to consummate such transactions will be borne by the JV; and (c) Transaction Costs for services performed for each of Principals in the event that the transactions described herein (including the Annexes hereto) are not consummated will be borne by each of the Principals. The expenses of other outside advisors retained by or for the account of the JV will be borne by the JV.

      8. The Principals' commitments in this Commitment Letter, other than those in paragraphs 6 and 7, shall expire on September 15, 2004 if no Merger Agreement shall have been entered into prior to that date.

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                                      -8-


      9. Except for the provisions of paragraphs 4, 6 and 7, which shall be binding on the parties from the date hereof, (i) the transactions contemplated hereby are subject to the performance of due diligence and the preparation, execution and delivery of definitive agreements, in each case satisfactory to each of the Principals, and (ii) any liability among the Principals shall attach only upon execution and delivery of the Merger Agreement (in a form acceptable to the Principals) with Chalone.

      10. This letter and the interpretation thereof will be governed by New York law applicable to agreements made and to be performed therein.

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                                      -9-


      Please confirm that the foregoing conforms to your understanding by executing and returning a copy of this letter to the undersigned, whereupon this letter shall, to the extent set forth in paragraph 10, constitute a binding agreement among ourselves.

                                      Very truly yours,

                                      DOMAINES BARONS DE ROTHSCHILD (LAFITE) SCA

                                          /s/ Eric de Rothschild
                                      By: _______________________________
                                          Eric de Rothschild, Managing Director

Confirmed and Agreed:

CONSTELLATION BRANDS, INC.

    /s/ Richard Sands
By: _________________________
    Richard Sands, Chairman of the Board
    and Chief Executive Officer

HUNEEUS VINTNERS LLC

    /s/ Agustin Huneeus
By: ______________________
    Agustin Huneeus, Manager

                                                                         ANNEX A

                             LLC OPERATING AGREEMENT
                                   TERM SHEET

PARTIES Franciscan Vineyards, Inc. ("F"), Domaines Barons de Rothschild (LAFITE) SCA ("D") and Huneeus Vintners LLC ("H") (the "MEMBERS")

ENTITY                         _________, LLC

                               Delaware limited liability company, manager managed

PERCENTAGE INTERESTS           F = [38.6]%, to be classified as Class A
                               Membership Interests

                               H = [32.3]%, to be classified as Class B
                               Membership Interests

                               D = [29.1]%, to be classified as Class C
                               Membership Interests

                               All such interests (the "Membership Interests") will have identical rights, regardless of class, except for class voting rights of Members and their designated Managers, as described herein.

CAPITAL CONTRIBUTIONS          As per Contribution Agreement.  No further
                               capital calls without unanimous consent of the Members.

SCOPE AND PURPOSE OF           To serve as a platform for the luxury wine
JOINT VENTURE                  business in the United States.

MANAGEMENT                     At least two managers to be designated by each
                               Class of Membership Interests (i.e. by each
                               Member) (the "Managers"); provided that any Member may designate additional Managers if it so chooses.

                               The Joint Venture shall have a Chief Executive Officer and those officers, holding those titles and duties, as determined by the Board of Directors.

BOARD OF DIRECTORS             The Board of Directors (the "Board") will be
                               comprised of the Managers appointed by each Class of Membership Interests as described above.

                               The management of the Joint Venture shall be vested in the Board of Directors. Except for the appointment of Managers, or as otherwise provided herein or by

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                                      -2-


                               nonwaivable provisions of applicable law, the Members shall not have any right to vote or to take part in the management or control of the Joint Venture business or have any right or authority to act for or bind the Joint Venture.

                               Each Manager on the Board of Directors shall be a "manager" for purposes of the Delaware Limited Liability Company Act (the "ACT").

                               Except for situations in which the approval of the Members is expressly required by the provisions hereof or by nonwaivable provisions of applicable law, the Board shall have complete discretion, power and authority in the management and control of the business of the Joint Venture, shall make all decisions affecting the business of the Joint Venture and shall manage and control the affairs of the Joint Venture to carry out the business and purposes of the Joint Venture.

                               In all votes of the Board, the Managers
                               designated by each class of Membership Interests (each of which, a "CLASS" of Managers) shall have a single vote. If there is more than one Manager of a Class present at a meeting, they shall determine among themselves the vote to be cast by the Class. Telephonic meetings will be authorized. At least one Manager of each Class shall be required to constitute a quorum, provided that on votes requiring only a majority of the Board, (i) if a quorum is not present the meeting may be continued on at least 72 hours notice to all Directors, (ii) if a quorum is not present at the continued meeting, the meeting may again be continued on at least 72 hours notice to all, and (iii) at the second continued meeting, a quorum shall consist of Managers of only two Classes.

                               Provision shall be made for written minutes of all meetings of the Board, to be circulated and approved by the Managers of each Class.

                               Unless otherwise specifically set forth in the Operating Agreement or required by applicable law, approval of any vote or action of the Board shall require the affirmative vote of at least the Managers of two Classes. However, the following votes and action shall require the affirmative approval of the Managers of all three Classes ("UNANIMOUS APPROVAL"), except as otherwise provided under "Business Opportunities" below:

                               (a) the assumption of the representation of any third-party brands, or the purchase, licensing, sale or other acquisition or disposition of brands;

                               (b)   any amendments to the Certificate of
                                     Formation of the Joint Venture or the
                                     Operating Agreement;

                               (c)   any issuance of additional membership
                                     interests or rights therein, except for AFH incentive compensation, as described in Annex __ to the Commitment Letter;

                               (d) any incurrence of indebtedness in excess of that contemplated by the indebtedness reduction schedule provided for in the current 5-year business plan, as increased by 0.25x EBITDA for the trailing 12 months;

                               (e) any capital expenditures in excess of $1 million in the aggregate not provided for in the current 5-year business plan;

                               (f) any program to build up inventory above the level provided for in the current 5-year business plan;

                               (g) any merger, consolidation or other business combination;

                               (h) any acquisition of assets, equity or debt of another business or person outside the ordinary course of business in excess of $1 million;

                               (i) any disposition, directly or indirectly of all or substantially all of the assets of the Joint Venture;

                               (j) any disposition of an asset with either a book or fair market value in excess of $3 million;

                               (k)   any (i) voluntary or involuntary
                                     dissolution or liquidation, (ii) filing of a petition in bankruptcy, (iii) appointment of a receiver, or (iv) assignment for the benefit of creditors;

                               (l)   any change in dividend or distribution
                                     policies;

                               (m)   any change in accounting or tax policies;

                               (n)   appointment of a new CEO;

                               (o)   appointment or termination of a CFO;

                               (p)   any action, transaction or series of
                                     transactions with a single unaffiliated
                                     third party during any fiscal year of the Joint Venture (1) in the ordinary course of business of the Joint Venture, involving in the aggregate an amount in excess of $5 million, or (2) outside the ordinary course of business of the Joint Venture, involving in the aggregate an amount in excess of $1 million;

                               (q) any material departure from the strategic direction developed by the parties for the business of the Joint Venture;

                               (r) if [70% Test failure] has occurred, then thereafter any action not in accordance with the annual business plan (the "BUSINESS PLAN"; and

                               (s) material transactions between the Joint Venture and any Member or a Member's affiliate.

                               Other matters which require Board action shall require the affirmative approval of two of the three Classes ("MAJORITY APPROVAL"). These include without limitation:

                               (a) adoption of and adjustment or amendment of any annual Business Plan;

                               (b)   termination of the CEO for "cause" (as
                                     defined in the CEO's employment agreement);

                               (c)   during any fiscal year of the Joint
                                     Venture, any action, transaction or series of transactions, or any capital expenditure or like transaction (including but not limited to capital leases) not (as to any of the foregoing) authorized by other Board action (such as specific authorization in the Business Plan or any continuing written authorization) (1) in the ordinary course of business of the Joint Venture, involving in the aggregate an amount in excess of $1 million, or (2) outside the ordinary course of business of the Joint Venture, involving in the aggregate an amount in excess of $100,000;

                               (d) determination of terms of employment offers to senior management (direct reports to the CEO);

                               (e) approval of all long-term and short-term incentive plans offered to the employees of the Joint Venture; and

                               (f) transactions involving an aggregate amount in excess of $60,000 between the Joint Venture and any Member or a Member's affiliate.

CHIEF EXECUTIVE OFFICER        Agustin Francisco Huneeus will be appointed as
                               the Chief Executive Officer.

                               Subject to the direction of the Board, the Chief Executive Officer shall have general and active control of the Joint Venture's general day-to-day business and shall see that all orders and resolutions of the Board are put into effect.

ENTITY CLASSIFICATION          The Joint Venture shall elect to be taxed as a
ELECTION                       partnership for both state and federal tax
                               purposes.

ALLOCATION OF PROFITS          The Joint Venture's profits and losses shall be
AND LOSSES                     allocated to the Members in accordance with each
                               Member's Percentage Interest, subject to possible special allocations agreed to by all Members.

MANDATORY DISTRIBUTIONS        1 - Tax distributions, in an amount equal to the
                               highest marginal combined federal, state and local tax rates of any Member (currently estimated at [47%]) multiplied by the Joint
                               Venture's taxable income for the applicable period.

                               2 - An additional amount such that H's pro rata share will be $500,000, if requested by any Member.

                               3 - Beginning in the eighth year of the existence of the Joint Venture, an additional amount which, together with the distributions in 1 and 2 above, constitutes 75% of the available cash (net of reserves) for the year.

                               The foregoing shall be subject to any external constraints, such as loan covenants and prudent reserve policies, provided that no voluntary external restrictions on distributions will be agreed to without Unanimous Approval. All distributions shall be made to the Members in accordance with their Percentage Interests.

                               Any other distributions will be made only with the Unanimous Approval of the Board.

BUSINESS OPPORTUNITIES         Any opportunity presented to a Member to acquire
                               an interest in any of a list of brands to be attached to the LLC Agreement must first be offered to the Joint Venture prior to such Member acquiring the same. If the Joint Venture determines not to acquire such interest, then the Member presenting the opportunity may acquire that interest. The determination of whether such business opportunity should be acquired by the Joint Venture will, notwithstanding any contrary provision above requiring Unanimous Approval, be made by a Majority Approval of the Board. Other than as noted above, any Member may engage in, or possess an interest in, other business ventures of any nature and description, whether or not such other enterprises shall be in competition with or operating the same or similar businesses as the Joint Venture, and no Member shall have any obligation or duty to bring business opportunities to the attention of the Joint
                               Venture or any other Member.

VOLUNTARY TRANSFER OF          No transfers to third parties (including, as to
INTERESTS                      any Member, any other Member), except to a
                               Permitted Transferee, except as provided below.

                               If one Member sells its interest to another
                               Member, all matters previously requiring Majority Approval shall require Unanimous Approval.

                               "PERMITTED TRANSFEREE" shall be defined, with respect to any Member, as any individual, corporation, partnership, joint venture, association, trust or unincorporated organization directly or indirectly controlling, controlled by, or under common control with such Member, provided that (x) the entire interest of the original Member must be transferred to such Permitted Transferee and (y) such Member shall unconditionally and irrevocably at all times be liable for the payment and performance obligations of such person hereunder and under the Commitment Letter and all other arrangements described therein.

                               Right of First Offer

                               If after the sixth anniversary of the formation of the Joint Venture a Member desires to sell all or any portion of its Membership Interest, then that Member shall first offer such Membership Interest to the other Members by giving written notice of such offer to the Board of Directors and the other Members, stating the portion of its Membership Interest it proposes to sell, the offer price, the consideration it will accept and, in reasonable detail, all other material matters relating to the offer. If a second Member does not, within 15 days of receipt of the Notice, give notice that it will join the offer to sell, then the following procedures will apply and, until they are completed, neither other Member may initiate a sale of its Membership Interest.

                                     The other Members shall have the option to accept such offer, exercisable by giving written notice of acceptance to the initiating Member, with a copy to each of the other Members, within 120 days after its receipt of the offer. The closing of the transfer of the Membership Interest shall take place on a date selected by the responding Member or Members not less than 30 days or more than 60 days after the giving of the acceptance notice. If the other Members do not elect to purchase all of the offered Membership Interest, then the initiating Member shall have 180 days within which to sell such Membership Interest to a third party on terms and conditions no more favorable to the third party than as set forth in the original offer to the other Members.

                               If, within 15 days of receipt of the notice from the initiating Member, a second Member gives notice that it will join the initiating Member's offer to sell, then the following procedures will apply.

                                     The remaining Member shall have the option to accept the offer of the two other Members, on the same basis and within the same time periods as set forth above. If the remaining Member does not elect to purchase all of the Offered Membership Interests, then the offering Members shall have 180 days within which to sell such Membership Interests to a third party or to cause the Joint Venture or its assets to be sold, in which case (i) the offering Members shall have the right (in the case of a sale of Membership Interests) to cause the remaining Member to sell its Membership Interest on the same terms and conditions, (ii) the remaining Member shall be required to grant any necessary approvals to such sale, and (iii) should the other Members not require the remaining Member to join in the sale, the remaining Member shall have the right to sell its Membership Interest in the sale on the same terms and conditions as the other Members.

                               Time shall be of the essence with respect to exercise of rights to buy or sell under the provisions of this section.

CHANGE OF CONTROL              If a change of control [to be defined] of any
                               Member, or of a person or entity controlling such Member, occurs, the other Members will have the right to determine whether to sell their Membership Interests to or purchase the Membership Interest held by the Member as to which the change of control has occurred at the fair market value thereof. If the other Members choose to purchase the Membership Interest held by the Member as to which the change of control has occurred, each such Member will have the right to purchase such Membership Interest pro rata according to their ownership interests in the Joint Venture. The decision to purchase or sell must be made jointly by the other Members.
                               In the absence of agreement, there will be no purchase or sale, provided that the other Members may agree that one of them will purchase the Membership Interests of the other two Members, at the fair market value thereof, which agreement will also be binding upon the Member as to which the change of control has occurred.

                               Appropriate adjustments in the governance provisions will be agreed to reflect the changed economic interest of the acquiring Member(s).

                               Unless it is determined by agreement among the Members, fair market value will be determined by the following process.

                                     The Members as to which the change of
                                     control has occurred, on the one hand, and the other Members (by agreement between them), on the other hand, will prepare a proposal as to the fair market value of the Joint Venture, including such supporting information as they may select, and each will submit its proposal to an arbitrator, who shall be experienced in the valuation of businesses similar to the Joint Venture's business. The arbitrator, in its discretion, may conduct a proceeding to receive additional information about the basis of and support for the two proposals. The arbitrator will then determine the fair market value of the Joint Venture by choosing one or the other of the two proposals; provided that the arbitrator shall not have the discretion or authority to choose any other value. The fair market value of the Membership Interest or Interests to be purchased and sold hereunder will then be deemed to be the amount that would be distributed to the holder of such Membership Interest(s) if the Joint Venture were sold at the amount determined by the arbitrator and then liquidated.

MATERIAL BREACH                No special provisions.  Members retain their
                               contractual remedies.

BUSINESS PLAN DEADLOCK         If the Board fails to approve the Business Plan
                               on two successive years, the second of which is no earlier than the fourth year of the Joint
                               Venture, then:

                               FIRST: The Members shall negotiate in good faith to resolve the issue or to agree on an exit. If necessary, the dispute will be referred to the chief executive officers of each of the Members.

                               SECOND: If no agreement is reached, then the following blind auction process shall be used:

                                     (1) Each Member may submit a sealed offer
                               to an independent person. An offer is a proposed all cash price for the entire Joint Venture.

                                     (2) Subject to (3) below, the Member
                               submitting the highest offer must buy out the other Members at the lower submitted offers. If more than one Member submits the same highest offer, they will resubmit bids, which may be higher, lower or the same as before. If, after resubmission, there remains more than one offer at the same highest amount, the buyer will be selected by random process.

                                           (A) Each selling Member shall receive
                                     what it would receive if the Joint Venture were sold for that Member's submitted offer and then liquidated.

                                           (B) In determining liquidation
                                     amounts, all outstanding incentive equity will be treated as fully vested immediately before the liquidation.

                                           (C) A Member who does not submit an
                                     offer will become a seller who is deemed, for these purposes, to have submitted an offer at the same amount as the buyer.

                                     (3) To give the buying Member adequate time
                               to arrange purchase financing, the closing will be a date selected by the buyer no later than 180 days after being selected as buyer.

                                           (A) The purchase will be on an
                                     all-cash basis;

                                           (B) If the buyer fails to timely
                                     close, the buyer will promptly reimburse the other Members for all reasonable costs they incurred in connection with the buy-sell process. If there is at least one other Member who submitted an offer, then the Member who submitted the next highest offer becomes the buyer and the initial buyer becomes a seller and is deemed to have submitted an offer at the same amount as the new buyer (and, if a Member had not submitted an offer, its deemed offer price is also adjusted to the price of the new buyer). (The process will be the same if the new buyer fails to close: that is, if all three Members submitted offers, the Member who submitted the lowest offer will become the buyer, and the other two Members will become sellers and will be deemed to have submitted offers at the same amount as the new buyer.)

                                     (4) If the process in paragraphs (1)-(3)
                               above does not result in a purchase-sale transaction (including if no offers are submitted), the Members will appoint an investment banker to solicit bids from third parties to buy the entire Joint Venture, and the Joint Venture will be sold to the highest and best third-party bidder.

TERMINATION, DISSOLUTION,      The property and proceeds from liquidation of
LIQUIDATION BY VOTE            Joint Venture assets shall be applied as follows:
OF THE BOARD

                               (a) first, to the payment of creditors of the Joint Venture, including Members who are creditors, to the extent permitted by law;

                               (b) and then, to pay the expenses of winding up the Joint Venture; and

                               (c) and finally, to each Member in accordance with its Percentage Interest.

                                                                         ANNEX B

                             CONTRIBUTION AGREEMENT
                                   TERM SHEET

PARTIES C, H, D and Holdco (a 100%-owned subsidiary of D)(1)

CREATION OF JV                 The parties will form a Delaware limited
                               liability company (the "JV") to which they will contribute cash and certain assets and in which they will receive the following ownership interests: C - [38.6]%; H - [32.3]% and Holdco -
                               [29.1]%.

CONTRIBUTED ASSETS             Pursuant to the terms of a Contribution Agreement
                               (the "CONTRIBUTION AGREEMENT"), each of the following parties shall contribute to the JV the following assets (the "CONTRIBUTED ASSETS") in consideration of the ownership interests received in the JV:

      C                        -     Cash in the amount of $54 million; and

                               -     all assets set forth on Schedule C,
                                     including the Oakville Estates vineyard and certain equipment pertaining to the vineyard (the "NON-CASH C ASSETS"), but not including the 2004 crop from the Oakville Estates vineyard.

      H                        -     all Contracts set forth on a schedule to
                                     the Contribution Agreement, all assets set forth on Schedule H, including the assets of the Quintessa vineyard and winery and the business operated with such assets.

                               -     The contributed assets shall not include:

                                     -     four parcels of land shown on
                                           Schedule H hereto;

                                     -     building rights with respect to the
                                           parcels of land which are being
                                           contributed;

                                     -     accounts receivable with respect to
                                           sales of wines of the 2001 vintage;

----------
           (1) Holdco shall act through CH following the consummation of the Merger (as defined in the Commitment Letter).

                               -     personal antique furniture of AH and
                                     vineyard equipment and office equipment
                                     associated with H's retained business.

      Holdco                   -     all right, title and interest of CH in the
                                     assets used in the business of CH, wherever located, but excluding CH's right to appoint a director to D's board, which right shall be terminated, and excluding the rights and obligations related to a certain joint venture, provided that subject to obtaining the requisite consents these rights will be transferred and if they are not the parties will agree on other arrangements as described in the "Non-Transferable Assets and Liabilities" section, below.

TRANSFERRED LIABILITIES        Each of the following parties shall transfer or
                               cause to be transferred to the JV the following liabilities (the "TRANSFERRED LIABILITIES"), which the JV will assume:

      C                        -     all liabilities associated with the
                                     ownership, use and operation of the
                                     Non-cash C Assets, arising on or after the date of the closing of the Contribution
                                     Agreement of such assets to the JV

      H                        -     up to $18.5 million in debt; and

                               -     except for liabilities related to
                                     employees, which liabilities are being
                                     dealt with in the "Employee Benefits
                                     Matters" section below, all liabilities
                                     associated with the ownership, use and
                                     operation of the assets contributed by H, arising on or after the date of the closing of the Contribution Agreement of such assets to the JV.

      Holdco                   -     all liabilities of any kind, character or
                                     description (whether known or unknown,
                                     accrued, absolute, contingent or otherwise) of CH or otherwise related to any of the assets or the business of CH.

                               For the avoidance of doubt, with respect to the Transferred Liabilities of C and H only, the JV will not assume the following (the "RETAINED LIABILITIES"):

                               - any liabilities arising out of the real estate, equipment or rights retained or transferred to a third party by H (as shown on Schedule H hereto) or any other assets specifically retained by H or C; and

                               - any tax liabilities, except as otherwise provided in the "Taxes" section of this Annex, with respect to pre-Closing tax periods or resulting from any transfers required by the Contribution Agreement.

NON-TRANSFERABLE ASSETS        If any assets, contracts, rights, benefits or
AND LIABILITIES                liabilities of CH intended to be contributed or
                               transferred hereunder require any third party or governmental consent to be so contributed or transferred to the JV, each of Holdco and the JV will use their best efforts to obtain all such consents necessary to cause the contribution or transfer of all such assets, contracts, rights, benefits or liabilities to the JV. If such consents are not obtained, the parties will, at the JV's expense, cooperate in a mutually agreeable arrangement under which the JV would obtain the rights and benefits and assume the obligations and liabilities thereunder in accordance with the Contribution Agreement. The
                               JV will indemnify and otherwise make whole each of the parties for any claims, obligations and liabilities (including all costs and expenses incurred in connection therewith) arising under any such assets, contracts, rights, benefits or liabilities.

EMPLOYEE BENEFITS MATTERS      The JV will assume all liabilities associated
                               with the current and former employees of CH.

                               The JV will assume only the accrued but unused vacation and sick leave obligations of the current employees of Quintessa vineyard and winery who are employed by the JV after the closing of the Contribution Agreement.

REPRESENTATIONS                Holdco will cause the assets and liabilities of
AND WARRANTIES                 CH to be transferred to the JV on an "as is,
                               where is" basis.

                               Holdco will make the following representations and warranties for the benefit of the JV:

                               -     corporate existence, power and due
                                     authorization of Holdco to enter into
                                     Contribution Agreement.

                               C and H will make the following representations and warranties for the benefit of the JV, as of the date hereof and as of the closing of the Contribution Agreement (knowledge and materiality qualifiers to be reviewed by the parties):

                               -     corporate existence, power and due
                                     authorization
                                     of such party;

                               -     non-contravention of all material
                                     agreements relating to the Contributed
                                     Assets of such party;

                               - no consents required from third parties with respect to the transfer of Contributed Assets to the JV or the assumption of the Transferred Liabilities by the JV (with exception of H's transferred debt);

                               - each such party has good title to, and upon closing of the Contribution Agreement, the JV will have good title to, or in the case of any leased real property or personal property has valid leasehold interests in, and upon contribution the JV will have valid leasehold interests in, all Contributed Assets. Each of the Contributed Assets shall be free of any mortgage, lien, pledge, charge, security interest or encumbrance (collectively, "LIENS"), with the exception of:

                                     o    Liens disclosed in the financial
                                          statements of such party or as a
                                          matter of public record set forth
                                          specifically in the Contribution
                                          Agreement;

                                     o    Liens for taxes, assessments and
                                          similar charges that are not yet due;
                                          and

                                     o    mechanic's, materialman's, carrier's,
                                          repairer's and other similar Liens
                                          arising or incurred in the ordinary
                                          course of business or that are not yet
                                          due and payable.

                               - each such party has contributed to the JV all such rights, privileges, property and assets as are required to operate the business or activities related to such party's Contributed Assets in the ordinary course of business consistent with past practices of such party;

                               - all of such party's inventories arising from or otherwise relating to the Contributed Assets are owned free and clear of all Liens. All such inventories consist of items of a quality usable or saleable in the normal course of business consistent with past practices of such party and are and will be in quantities sufficient for the normal operation of the business of the JV;

                               - all accounts receivable contributed by a party will, at the closing of the Contribution Agreement, be valid, genuine and fully collectible in the aggregate amount thereof, subject to reasonable and customary reserves for doubtful accounts;

                               - the intellectual property contributed by a party is not, and upon contribution shall not be, subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by the JV or restricting the licensing thereof by the JV to any person;

                               - all intercompany arrangements and accounts relating to such party's Contributed Assets (other than as specifically disclosed in the Contribution Agreement) have been terminated prior to the Closing of the Contribution Agreement;

                               - none of such party's Contributed Assets are bound by any material contracts (other than as specifically disclosed in the Contribution Agreement);

                               -     no material litigation affecting such
                                     party's Contributed Assets;

                               - compliance with laws, regulations and court orders;

                               - no undisclosed material liabilities with respect to such party's Contributed Assets;

                               - employee and employee benefit matters with respect to such party's Contributed Assets; and

                               -     environmental and tax matters.

COVENANTS                      The following parties will make the following
                               covenants:

                               - From the date of the Contribution Agreement until the closing of the Contribution Agreement, C and H shall conduct all business in connection with their Contributed Assets in the ordinary course and shall use their reasonable best efforts to preserve intact the relationships with third parties and, in the case of H, to keep available the services of the present employees. C and H will not commit or agree to commit any action that would make any representation or warranty of such party under the Contribution Agreement untrue, or omit or agree to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time; and

                               - H and C will continue to maintain insurance coverage through the closing of the Contribution Agreement, at levels consistent with past practices, with respect to such party's Contributed Assets.

CLOSING CONDITIONS             The obligations of each party to consummate the
                               contribution contemplated hereby are subject only to the following conditions:

                               -     receipt of all requisite antitrust
                                     approvals in the U.S.;

                               - the consummation of the merger of Holdco into CH;

                               - the execution of all agreements described in the Commitment Letter (including the Annexes thereto) and the satisfaction of all conditions to all such agreements set forth in the agreements or the Commitment Letter by all requisite parties; and

                               - the absence of any injunctions preventing the consummation of the transactions contemplated hereby.

TERMINATION                    The Contribution Agreement may be terminated:

                               - by any party if any closing condition is incapable of being satisfied, provided that the party seeking to terminate is not responsible for such condition not being satisfied.

INDEMNIFICATION                The parties and the JV shall indemnify one
                               another as follows:

      JV The JV will indemnify each of C, H and Holdco against any damages arising out of the Transferred Liabilities and will indemnify CH for any other liabilities arising from the business of CH whether prior to or after the closing of the Contribution Agreement.

      C and H Each of C and H will indemnify the JV against any damages arising out of liabilities not expressly assumed by the JV and any material misrepresentations by such party.

                               D will indemnify the JV with respect to 49% of any damages suffered by the JV as a result of the existence of any liability of CH in existence as of the closing of the Contribution Agreement not either publicly disclosed, provided for in the financial statements of CH, arising out of any agreements or arrangements which are publicly disclosed or available, or which have otherwise been disclosed to C, H or the JV in writing.

                               D's obligations under the indemnity will be subject to a deductible of $2,000,000 and a cap of $10,000,000 and will expire 12 months from the closing of the Contribution Agreement.

      Limitations regarding    The indemnity for material misrepresentations
      Misrepresentations       shall survive for 12 months from the Closing and
                               be subject to an individual deductible of $1,000,000 in connection with H's indemnity and $500,000 in connection with C's indemnity.

                               Neither C nor H shall be required to indemnify the JV in an amount greater than $10,000,000.

PREPAID EXPENSES               So as to provide the benefits and burdens of the
                               2004 harvests from the contributed H and C vineyards, all vineyard expenses shall be apportioned between the respective contributing parties and the JV, based on the number of days included in the period up to and including the last day of the month succeeding the 2004 harvest on the one hand, and the number of days following such date during such growing period on the other hand. Similarly expenses related to the production of the 2004 vintage wines being contributed by H will be apportioned as of the same date.

TAXES All real property taxes, personal property taxes and similar ad valorem obligations levied with respect to the Contributed Assets of C and H for a taxable period which includes (but does not end on) the date of the Contribution Agreement shall be apportioned, based on the number of days included in the period up to and including the last day of the month succeeding the 2004 harvest on the one hand, and the number of days following such date during such taxable period on the other hand, between the respective party contributing such assets and the JV.

                               All excise, sales, use, value added,
                               registration, stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar taxes, levies, charges and fees incurred in connection with the transactions contemplated by the Contribution Agreement shall be borne by the JV.

DEBT The JV shall use its best efforts to negotiate, and shall bear all costs and expenses in connection with any negotiations, with CH's creditors to assign all of CH's debt instruments (including all private placement notes and bank credit agreements) to the JV. In the event that such debt instruments cannot be assigned, the JV shall, at its own cost and expense and for its own account, cause all necessary actions to be taken to discharge all of CH's obligations, including principal, interest, penalties and all costs and expenses in connection therewith, under such debt instruments.

                               All costs and expenses in connection with the negotiation or refinancing of H's debt in connection with this Contribution Agreement shall be borne pro rata by the JV and H according to the following formula:

                                     -    the JV will pay the percentage of such
                                          costs that corresponds to the
                                          percentage of the value of all debt
                                          that is to be contributed by H to the
                                          JV; and

                                     -    H will pay the percentage of such
                                          costs that corresponds to the
                                          percentage of the value of all debt
                                          that is retained by H,

                               except that all costs and expenses incurred in connection with the division of the debt collateral between the Contributed Assets and the assets to be retained by H shall be borne by H.

OTHER TAX MATTERS              For tax purposes, (i) the contributions of assets
                               and liabilities by C and H are intended to be treated as contributions described in Section 721 of the Internal Revenue Code of 1986, as amended
                               (the "CODE"), and (ii) the contribution of assets and liabilities by Holdco (through CH) are intended to be treated as (x) in part a contribution by CH of its assets to JV under Section

                               721 of the Code, and (y) in part a sale by CH of its assets to JV under Section 707 of the Code. Notwithstanding the foregoing, there is no intention for the JV to indemnify any party other than to indemnify CH, for tax liabilities arising out of such party's contribution.

                               The parties will negotiate in good faith to agree the fair market values of the specific categories of assets contributed by C, H and Holdco as of the closing of the Contribution Agreement.

GOVERNING LAW; JURISDICTION    New York

                                   SCHEDULE C

                          (TO CONTRIBUTION TERM SHEET)

                            CONTRIBUTED ASSETS OF C

See the following as attached:

1. Deed for Oakville Vineyard

2. Equipment List

FIRST AMERICAN TITLE COMPANY                           1999-0018240
          OF NAPA
                                                  Recorded    | REC FEE    16.00
RECORDING REQUESTED BY AND                  Official Records  | PCOR FE    20.00
                                               County Of      |
WHEN RECORDED MAIL TO                            NAPA         |
                                              JOHN TUTEUR     |
Farella Braun & Martel LLP                     Recorder       |
899 Adams Street, Suite G                                     |
St. Helena, CA 94574                                          | SS
ATTN.: Jeffrey P. Newman, Esq.            02:25PM 04-Jun-1999 | Page 1 of 4
      117088-F
--------------------------------------------------------------------------------
APN: 031-080-009, 031-080-027         See separate declaration for transfer tax.

                                   GRANT DEED

By this instrument dated June 4, 1999, for a valuable consideration,

                         ECKES PROPERTY, INC., a California corporation,

hereby GRANTS to

                    SCV-EPI VINEYARDS, INC., a New York corporation;

the Real Property in the State of California, County of Napa,

           DESCRIBED IN EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF




                         ECKES PROPERTY, INC.
                         a California corporation


                         By: /s/ William Skowronski
                             ----------------------------------
                               William Skowronski, Secretary


     DOCUMENTARY TAX
Documentary Transfer Tax $ DECLARATION FILED
                          ----------------------
Computed on full value of Property Conveyed, or Computed on full value less liens & encumbrances remaining thereon at time of sale.

[illegible signature]
------------------------------------------------
Signature of declarant or agent determining tax

                         CERTIFICATE OF ACKNOWLEDGEMENT

State of  California            )
          ---------------------
County of  San Francisco        )
           --------------------
On  June 3, 1999  before me,  Cornelia M. Bell, Notary Public
    ------------              -------------------------------------------------,
personally appeared  William Skowronski
                     ----------------------------------------------------------,
/ /  personally known to me, OR   /X/ proved to me on the basis of satisfactory
                                      evidence to be the person whose name is
                                      subscribed to the within instrument and
[CORNELIA BELL NOTARY SEAL]           acknowledged to me that he executed the
                                      same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                                        WITNESS my hand and official seal

                                        Signature  /s/ Cornelia M. Bell
                                                  ------------------------------

                                   EXHIBIT A
                              (LEGAL DESCRIPTION)


The land referred to herein is situated in the State of California, County of Napa and is described as follows:


BEING Lots 17, 18, 19 and 20 in Block D and a portion of the lands of J. M. Mayfield as shown on the map entitled, "Map of the Subdivision of the Caymus Grant in Napa County, California", recorded January 2, 1874 and filed in Book 1 of Maps at page 81 in the office of the Napa County Recorder, described as follows:

BEGINNING at a 3/4" iron pipe on the Southeasterly line of the Oakville Cross Road at the most Northerly corner of Parcel 1, as said parcel is shown on map No. 2384 entitled, "Parcel Map of the Lands of Raymond T. Duncan", recorded May 25, 1973 and filed in Book 5 of Parcel Maps at page 28 in said Recorders Office; thence North 60(degree symbol), 02' 55" East along said Southeasterly line of said Oakville Cross Road 251.93 feet to a 3/4" iron pipe; thence South 35(degree symbol) East 1799.89 feet to a 3/4" iron pipe on the Northwesterly line of Lot 17 of said Caymus Grant; thence along said Northwesterly line of said Lot 17, North 59(degree symbol) 50' East 1530.52 feet to a 6" x 6" Redwood stake on the Westerly line of the County road known as "Middle Valley Road" as shown on said map of said Caymus Grant, from which the remnants of a large oak stump bears South 26" East 44.2 feet; thence along the Westerly line of said "Middle Valley Road" South 22(degree symbol) 20' 35" East 1885.90 feet to a 3/4" iron pipe at the most Easterly corner of Lot 20 of said Caymus Grant; thence South 52(degree symbol) 35' 10" West along the Southeasterly line of said Lot 20 and Lot 19 of said Caymus Grant 3784.03 feet to the center of the Napa River, thence up the center of the Napa River, North 85(degree symbol) 50" West 13.16 feet, North 81(degree symbol) 29' West 93.9 feet, North 64(degree symbol) 43' West 88.5 feet, North 41(degree symbol) 42' West 79.9 feet North 56(degree symbol) 38' West 125.9 feet, North 85(degree symbol) 28' West 135.7 feet, North 89(degree symbol) 06' West 100.7 feet, North 71(degree symbol) 42' West 96.4 feet, South 71(degree symbol) 33' West 115.3 feet, South 78(degree symbol) 46' West 158.1 feet, North 50(degree symbol) 12' West 96.1 feet, North 50(degree symbol) 18' West 87.7 feet, North 29(degree symbol) 44' West 136.1 feet, North 11(degree symbol) 50' West 102.0 feet, North 15(degree symbol) 20' West 147.0 feet, North 38(degree symbol) 04' East 124.5 feet, North 5(degree symbol) 13' East 100.4 feet, North 5(degree symbol) 36' West 97.7 feet, North 44(degree symbol) 56' West 94.0 feet, North 39(degree symbol) 32' West 72.0 feet, North 26(degree symbol) 21' West 130.9 feet, North 33(degree symbol) 18' West 112.6 feet, North 60(degree symbol) 13' West 79.6 feet, North 72(degree symbol) 07' West 80.5 feet, North 40(degree symbol) 51' West 149.6 feet, North 19(degree symbol) 41' West 103.2 feet, North 58(degree symbol) 30' West 75.8 feet, North 89(degree symbol) 07' West 99.4 feet, and North 74(degree symbol) 03' West 103.87 feet to the Northwesterly line of Lot 18 of said Caymus Grant; thence along said Northwesterly line of said Lot 18, North 59(degree symbol) 50' East 894.19 feet to a 1 1/4" iron pipe at the most Easterly corner of the 26.49 acre tract of land shown on map number 426 entitled "Record of Survey Map of the Lands of Peter Del Bondio", recorded September 1, 1959 and filed in Book 5 of Surveys at page 4 in said Recorders Office; thence along the Northeasterly line of said
26.49 acre tract, North 34(degree symbol) 57' 36" West 1808.92 feet to a 1 1/4" iron pipe at the most Northerly corner of said 26.49 acre tract on the Southeasterly line of said Oakville Cross Road; thence along the Southeasterly line of said road, North 60(degree symbol) 02' 55" East 968.40 feet to a 3/4" iron pipe that replaces the 1 1/4" iron pipe at the most Westerly corner of Parcel B shown on map number 1539 entitled, "Record of Survey Map of the lands of Barry N. Harding et ux", recorded August 15, 1966 and filed in Book 15 of Surveys at page 21 in said Recorders Office; thence along the Southwesterly line of said Parcel B, South 34(degree symbol) 57' 08" East 1805.25 feet to a 3/4" iron pipe on the

     (Continued)

                              (Legal Description)



Northwesterly line of said Lot 18; thence along the Northwesterly line of said Lot 18 and said Lot 17, North 59 degrees 50' East 970.82 feet to a 3/4" iron pipe on the Southwesterly line of the "Remaining Lands of Duncan", as shown on said map number 2384; thence along said Southwesterly line of Duncan, North 35 degrees West 1566.99 feet to a 3/4" iron pipe at the most Southerly corner of said Parcel 1 shown on said map number 2384; thence along the Southeasterly and Northeasterly lines of said Parcel 1, North 60 degrees 02' 55" East 232.87 feet to a 3/4" iron pipe and North 35 degrees West 234.73 feet to the point of beginning.

EXCEPTING THEREFROM that certain Parcel conveyed to Raymond T. Duncan by Deed recorded November 25, 1980 in Book 1184 at page 479 of Official Records of Napa County.


APNs 031-080-009 and 031-080-027

                                                                           EST      REM
CLASS         ACQDATE      ASSET#       DESCRIPTION                        LIFE     LIFE     SYC BATE
-----         -------      ------       -----------                        ----     ----     --------
  B           7/1/1982     F1-00464     STEEL BLDG FOUNDATN                480      234      7/1/1982
  B           5/1/1992     F1-00828     IMPRV - SHOP                       120      -        5/1/1992
  B           6/1/1992     F1-00827     IMPRV - OFFICE                     120      -        6/1/1992
  B           6/1/1992     F1-00829     IMPRV - TOWER                      120      -        6/1/1992
  B           9/1/1992     Fl-00826     IMPRV- HOUSE                       120      -        9/1/1992
  B           10/31/1998   F1-01542     OAKVILLE OFFICE ROOF               480      426      10/31/1998
  B           12/1/2001    F1-02181     Oakville Vyd Office Buildout       396      378      12/1/2001
  B           3/1/2002     F-02308      Oakville House Remodel 01          396      366      12/31/2000
  B           3/1/2002     F-02312      Oakville House Remodel 01          396      366      2/28/2001
  B           3/1/2002     F-02314      Oakville House Remodel 02          396      378      5/30/2001
  B           3/21/2002    F-02195      Oakville house-professional svcs   480      474      312 112002
  B           12/31/2002   F-02307      Oakville House Remodel 01          396      366      12/31/2000
  B           1/31/2003    F-02300      Oakville House-interior design     480      474      1/31/2003
  B           1/31/2003    F-02309      Oakville House Remodel 01          396      366      1/31/2001
  B           1/31/2003    F-02310      Oakville House Remodel 01          396      366      1/31/2001
  B           1/31/2003    F-02311      Oakville House Remodel 01          396      366      1/31/2001
B TOTAL
  FE          3/31/1998    F1-01540     OAKVILLE OFFICE FURN               120      66       3/31/1998
  FE          1/31/2003    F-02196      Oakville House Furn                120      114      1/31/2003
FE TOTAL
  LI          1/1/1992     F1-00832     514 SOIL PREP                      120      -        1/1/1992
  LI          1/1/1992     F1-00833     514 OTHER - DEVEL.                 120      -        1/1/1992
  LI          1/1/1992     F1-00837     515C SOIL PREP                     120      -        1/1/1992
  LI          1/1/1992     F1-00838     515C OTHER - DEVEL.                120      -        1/1/1992
  LI          5/1/1992     F1-00824     REFURBISH WELL BL560               120      -        5/1/1992
  LI          1/1/1993     F1-00960     BLK 550 SOIL PREP                  120      -        1/1/1993
  LI          1/1/1993     F1-00965     BLK 555 SOIL PREP                  120      -        11111993
  LI          1/1/1994     F1-01076     551 SOIL PREP                      120      6        1/1/1994
  LI          1/1/1994     F1-01081     565 SOIL PREP                      120      6        1/1/1994
  LI          1/1/1995     F1-01218     516 SOIL PREP                      120      18       1/1/1995
  LI          1/1/1995     F1-01222     519 SOIL PREP                      120      18       1/1/1995
  LI          1/1/1995     F1-01229     531 SOIL PREP                      120      18       1/1/1995
  LI          1/1/1995     F1-01233     546 SOIL PREP                      120      18       1/1/1995
  LI          1/1/1996     F1-01387     505 SOIL PREP                      120      30       1/1/1996
  LI          1/1/1997     F1-01460     526 SOIL PREP                      120      42       1/1/1997
  LI          1/1/1997     F1-01465     532 SOIL PREP                      120      42       1/1/1997
  LI          1/1/1998     F1-01602     501 SOIL PREP                      120      54       1/1/1998
  LI          1/1/1998     Fl-01607     510 SOIL PREP                      120      54       11111998
  LI          1/1/1998     F1-01612     511 SOIL PREP                      120      54       11111998
  LI          1/1/1998     F1-01614     511 DRAINAGE                       120      54       1/1/1998
  LI          1/1/1998     F1-01621     517 SOIL PREP                      120      54       1/1/1998
  LI          1/l/l998     Fl-01623     517 DRAINAGE                       120      54       1/1/1998
  LI          1/1/1998     F1-01627     518 SOIL PREP                      120      54       1/1/1998
  LI          1/1/1998     F1-01632     519 SOIL PREP                      120      54       1/1/1998
  LI          1/1/1998     F1-01637     599 DRAINAGE                       120      54       1/1/1998
  LI          4/30/1998    F1-01543     OAKVILLE RESERVOIR                 240      186      4/30/1998
LI TOTAL
  ME          7/1/1994     F1-01043     OAKVILLE DECK/TRELIS                60       -        7/1/1994
  ME          7/31/1998    F1-01541     AIR CONDITIONER                    120      66       7/31/1998
  ME          2/28/2002    F1-02155     Well Filter- Oakville              120      102      2/28/2002

  ME          2/28/2002    F1-02183     Septic Tank                        120      102      2/28/2002
ME TOTAL
  T           3/1/1992     F1-00820     KUBOTA TRACTOR                     120      -        3/1/1992
  T           3/1/1997     F1-01432     FORD 4430 TRACTOR - 1              120      54       3/1/1997
  T           5/31/1999    F1-01687     KUBOTA TRACTOR                     120      78       5/31/1999
T TOTAL
  V           1/1/1990     F1-00698     BLOCK 519                          120      -        1/1/1990
  V           1/1/1990     F1-00699     BLOCK 517                          120      -        1/1/1990
  V           1/1/1991     F1-00742     513A VINES                         240      90       1/1/1991
  V           1/1/1992     F1-00834     514 VINES                          240      102      1/1/1992
  V           1/1/1992     F1-00839     515C VINES                         240      102      1/1/1992
  V           1/1/1993     F1-00962     BLK 550 VINES                      240      114      1/1/1993
  V           1/1/1993     F1-00967     BLK 555 VINES                      240      114      1/1/1993
  V           1/1/1994     F1-01073     555 VINES                          240      126      1/1/1994
  V           1/1/1994     F1-01078     551 VINES                          240      126      1/1/1994
  V           1/1/1994     F1-01083     565 VINES                          240      126      1/1/1994
  V           1/1/1994     F1-01087     535 VINES                          240      126      1/1/1994
  V           1/1/1995     F1-01236     516 VINES                          240      138      1/1/1995
  V           1/1/1995     F1-01237     519 VINES                          240      138      1/1/1995
  V           1/1/1995     F1-01238     546 VINES                          240      138      1/1/1995
  V           1/1/1995     F1-01239     530 VINES                          240      138      1/1/1995
  V           1/1/1996     F1-01391     505 VINES                          240      150      1/1/1996
  V           1/1/1996     F1-01392     516 VINES                          240      150      1/1/1996
  V           1/1/1997     F1-01463     526 VINES                          240      162      1/1/1997
  V           1/1/1997     F1-01468     532 VINES                          240      162      1/1/1997
  V           1/1/1998     F1-01601     501 VINES                          240      174      1/1/1998
  V           1/1/1998     F1-01606     510 VINES                          240      174      1/1/1998
  V           1/1/1998     F1-01611     511 VINES                          240      174      1/1/1998
  V           1/1/1998     F1-01617     516 VINES                          240      174      1/1/1998
  V           1/1/1998     F1-01620     517 VINES                          240      174      1/1/1998
  V           1/1/1998     F1-01626     518 VINES                          240      174      1/1/1998
  V           1/1/1998     F1-01631     519 VINES                          240      174      1/1/1998
  V           1/1/l998     F1-01636     599 VINES                          240      174      1/1/1998
V TOTAL
  VE          4/1/1989     F1-00594     BLK 517N EXP TRELLIS               144      -        4/1/1989
  VE          4/1/1989     F1-00595     BLK 511 EXP TRELLIS                144      -        4/1/1989
  VE          5/1/1990     F1-00688     VALLEY TOWN DUSTER                 120      -        5/1/1990
  VE          1/1/1991     F1-00743     513A SPRINKLER                     120      -        1/1/1991
  VE          1/1/1991     F1-00744     513A TRELLIS                       120      -        l/1/1991
  VE          7/1/1991     F1-00736     CANE CUTTERS                       120      -        7/1/1991
  VE          1/1/1992     F1-00830     514 TRELLIS                        120      -        1/1/1992
  VE          1/1/1992     F1-00831     514 SPRINKLER                      120      -        1/1/1992
  VE          1/1/1992     F1-00835     515C TRELLIS                       120      -        1/1/1992
  VE          1/1/1992     F1-00836     515C SPRINKLER                     120      -        1/1/1992
  VE          3/1/1992     F1-00819     DOMRIES WHEEL DISC                 120      -        3/1/1992
  VE          5/1/1992     F1-00821     300 GAL - SPRAYER                  120      -        5/1/1992
  VE          1/1/1993     F1-00958     BLK 550 SPRINKLER                  120      -        1/1/1993
  VE          1/1/1993     F1-00959     BLK 550 TRELLIS                    120      -        1/1/1993
  VE          1/1/1993     FI-00961     ELK 550 OTHER                      120      -        1/1/1993
  VE          1/1/1993     F1-00963     BLK 555 SPRINKLER                  120      -        1/1/1993
  VE          1/1/1993     F1-00964     BLK 555 TRELLIS                    120      -        1/1/1993
  VE          1/1/1993     Fl-00966     BLK 555 OTHER                      120      -        1/1/1993

  VE          1/1/1994     F1-01071     550 TRELLIS                        120      6        1/1/1994
  VE          1/1/1994     F1-01072     555 TRELLIS                        120      6        1/1/1994
  VE          1/1/1994     F1-01074     551 TRELLIS                        120      6        1/1/1994
  VE          1/1/1994     F1-01075     551 SPRINKLER                      120      6        1/1/1994
  VE          1/1/1994     F1-01077     551 OTHER DEVEL                    120      6        1/1/1994
  VE          1/1/1994     F1-01079     565 TRELLIS                        120      6        1/1/1994
  VE          1/1/1994     F1-01080     565 SPRINKLER                      120      6        1/1/1994
  VE          1/1/1994     F1-01082     565 OTHER DEVEL                    120      6        1/1/1994
  VE          1/1/1994     F1-01084     535 TRELLIS                        120      6        1/1/1994
  VE          1/1/1994     F1-01085     535 SPRINKLER                      120      6        1/1/1994
  VE          1/1/1994     F1-01086     535 OTHER DEVEL                    120      6        1/1/1994
  VE          1/1/1995     F1-01219     516 SPRINKLER                      120      18       1/1/1995
  VE          1/1/1995     F1-01220     516 TRELLIS                        120      18       1/1/1995
  VE          1/1/1995     F1-01221     516 OTHER                          120      18       1/1/1995
  VE          1/1/1995     F1-01223     519 OTHER                          120      18       1/1/1995
  VE          1/1/1995     F1-01227     530 OTHER                          120      18       1/1/1995
  VE          1/1/1995     F1-01228     531 OTHER                          120      18       1/1/1995
  VE          1/1/1995     F1-01230     531 SPRINKLER                      120      18       1/1/1995
  VE          1/1/1995     F1-01231     531 TRELLIS                        120      18       1/1/1995
  VE          1/1/1995     F1-01232     546 OTHER                          120      18       1/1/1995
  VE          1/1/1995     F1-01234     546 TRELLIS                        120      18       1/1/1995
  VE          1/1/1995     F1-01235     546 SPRINKLER                      120      18       1/1/1995
  VE          1/1/1996     F1-01386     505 OTHER                          120      30       1/1/1996
  VE          1/1/1996     F1-01388     505 SPRINKLER                      120      30       1/1/1996
  VE          1/1/1996     F1-01389     505 TRELLIS                        120      30       1/1/1996
  VE          1/1/1996     F1-01390     516 OTHER                          120      30       1/1/1996
  VE          1/1/1996     F1-01397     546 OTHER                          120      30       1/1/1996
  VE          1/1/1997     F1-01458     505 OTHER                          120      42       1/1/1997
  VE          1/1/1997     F1-01459     526 OTHER                          120      42       1/1/1997
  VE          1/1/1997     F1-01461     526 SPRINKLER                      120      42       1/1/1997
  VE          1/1/1997     F1-01462     526 TRELLIS                        120      42       1/1/1997
  VE          1/1/1997     F1-01464     532 OTHER                          120      42       1/1/1997
  VE          1/1/1997     F1-01466     532 SPRINKLER                      120      42       1/1/1997
  VE          1/1/1997     F1-01467     532 TRELLIS                        120      42       1/1/1997
  VE          6/1/1997     F1-01431     GEARMORE SPRAYER                   120      54       6/1/1997
  VE          1/1/1998     F1-01603     501 SPRINKLER                      120      54       1/1/1998
  VE          1/1/1998     F1-01604     501 TRELLIS                        120      54       1/1/1998
  VE          1/1/1998     F1-01605     501 OTHER                          120      54       1/1/1998
  VE          1/1/1998     F1-01608     510 SPRINKLER                      120      54       1/1/1998
  VE          1/1/1998     F1-01609     510 TRELLIS                        120      54       1/1/1998
  VE          1/1/1998     F1-01610     510 OTHER                          120      54       1/1/1998
  VE          1/1/1998     F1-01613     511 SPRINKLER                      120      54       1/1/1998
  VE          1/1/1998     F1-01615     511 TRELLIS                        120      54       1/1/1998
  VE          1/1/1998     F1-01616     511 OTHER                          120      54       1/1/1998
  VE          1/1/1998     F1-01618     516 TRELLIS                        120      54       1/1/1998
  VE          1/1/1998     F1-01619     516 OTHER                          120      54       1/1/1998
  VE          1/1/1998     F1-01622     517 SPRINKLER                      120      54       1/1/1998
  VE          1/1/1998     F1-01624     517 TRELLIS                        120      54       1/1/1998
  VE          1/1/1998     F1-01625     517 OTHER                          120      54       1/1/1998
  VE          1/1/1998     F1-01628     518 SPRINKLER                      120      54       1/1/1998
  VE          1/1/1998     F1-01629     518 TRELLIS                        120      54       1/1/1998
  VE          1/1/1998     F1-01630     518 OTHER                          120      54       1/1/1998

  VE          1/1/1998     F1-01633     519 SPRINKLER                      120      54       1/1/1998
  VE          1/1/1998     F1-01634     519 TRELLIS                        120      54       1/1/1998
  VE          1/1/1998     F1-01635     519 OTHER                          120      54       1/1/1998
  VE          1/1/1998     F1-01638     599 SPRINKLER                      120      54       1/1/1998
  VE          1/1/1998     F1-01639     599 TRELLIS                        120      54       1/1/1998
  VE          1/1/1998     F1-01640     599 OTHER                          120      54       1/1/1998
  VE          4/30/1999    F1-01686     AIR CONDITIONER                    60       18       4/30/1999
  VE          5/31/1999    F1-01689     WEATHER STATION                    84       42       5/31/1999
  VE          6/7/2001     F1-02034     2001 Honda ATV TRX5OO              60       42       6/7/2001
  VE          6/7/2001     F1-02035     2001 Honda ATV TRX5OO              60       42       6/7/2001
  VE          6/22/2001    F1-02023     Gearmore S420 Sulfer Duster        120      102      6/22/2001
VE TOTAL
  L           6/4/1999     E-00004      Oakville land                               -        6/4/1999
L TOTAL
RAND TOTAL

                                   SCHEDULE H
                          (TO CONTRIBUTION TERM SHEET)

                             CONTRIBUTED ASSETS OF H

See the following as attached:

1.    Site Map

2.    List of Retained Parcels

3.    Equipment List

4.    Schedule of Additional Contributed Assets and Retained Assets

                              Quintessa Parcel Map





                                [Graphic of Map]




                                      After Lot               Before Lot
                                      Line Adj.                Line Adj.
          030-060-049                   46.27                    46.27
          030-060-052                    7.36                     7.36
          030-060-055                   45.8                     45.8
                                      ----------------------------------
                                        99.43                    99.43
                                      ----------------------------------

          030-060-051                    6.42                     6.42
          030-060-053                    7.28                     7.28
          030-060-057                    7.45                     7.46
          030-060-059                   52.1                     52.1
                                      ----------------------------------
                                        73.26                    73.26
                                      ----------------------------------

          030-060-050                   12                       12
          030-060-054                   55.39                    55.39
          030-060-056                    7.97                    21
                                      ----------------------------------
                                        75.35                    88.39
                                      ----------------------------------
                                      ----------------------------------
          030-060-058                   18.13                     5.1
                                      ----------------------------------

          TOTAL QUINTESSA ACRES        266.18                   266.18
                                      ==================================

HUNEEUS VINTNERS LAND CONTRIBUTION

Parcel #                           Total Acreage            Plantable Acreage
 1  030-060-053                       7.28                     5.175
 2  030-060-052                       7.36                         0 Retained
 3  030-060-051                       6.42                         0 Retained
 4  030-060-050                         12                         0 Retained
 5  030-060-054                      55.39                    46.815
 6  030-060-049                      46.27                    34.427
 7  030-060-059                       52.1                     28.77
 8  030-060-055                       45.8                     34.61
 9  030-060-056(060)                     8                      5.76
10  030-060-057                       7.46                     1.433 Retained
11  030-060-058(061)                  18.1                     8.191


    Total                           266.18                   165.181

    Total (Less Retained)           232.94                   163.748

    Rights to build residences on contributed parcels are not being contributed

5/4/2004                       HUNEEUS VINTNERS LLC
                                 SPECIAL REPORT

                                                                  Tax                Tax           Tax              Tax
SYS No  Classification                Description             In Ser Date         Acq Value    Curr Acc Dep     Current NBV
------  --------------                -----------             -----------         ---------    ------------     -----------
 66     Barrels             100 Demptos Barrels               10/1/2002           60,000.00       52,222.23        7,777.77
 67     Barrels             100 Saury Barrel                  10/1/2002           59,100.00       51,438.89        7,661.11
 68     Barrels             103 Seguin Moreau Barrels         10/1/2002           65,718.00       57,198.94        8,519.06
 69     Barrels             97 Artisan Barrels                10/1/2002           56,822.00       49,456.06        7,365.94
 71     Barrels             60 Nadalie Barrels                10/1/2002           38,450.00       33,465.83        4,984.17
 72     Barrels             100 Sylvain Barrels               10/1/2002           64,007.00       55,709.81        8,297.19
 70     Barrels             140 Raddoux Barrels               10/1/2002           97,659.66       84,999.94       12,659.72
197     Barrels             329 Barrels                       7/31/2003          223,257.23      161,241.34       62,015.89
198     Barrels             10 Francois Frerer Barrels        8/22/2003            7,292.25        5,266.63        2,025.62
224     Barrels             80 Nadalie Barrels                8/31/2003           54,902.02       39,651.46       15,250.56
225     Barrels             10 Tarasund Barrels               8/31/2003            7,863.57        5,679.25        2,184.32
201     Barrels             100 Tonnellerie Sylvain barrels   9/30/2003           71,706.96       51,788.36       19,918.60
202     Barrels             100 Tonnellerie Demptos barrels   9/30/2003           68,737.50       49,643.75       19,093.75
203     Barrels             40 Tonnellerie Randoux barrels    9/30/2003           31,577.46       22,805.94        8,771.52
204     Barrels             4 Tonnellerie Berger barrels      9/30/2003            2,881.48        2,081.07          800.41
205     Barrels             10 Redmond barrels                9/30/2003            7,673.08        5,541.67        2,131.41
 41     Building - Admin    Entrance sign                     8/1/2002            18,301.00        7,622.09       10,678.91
226     Building - Admin    Interior Design                   3/1/2003            78,008.06        1,500.15       76,507.91
216     Building - Admin    Winery Building - Admin Office    3/1/2003         2,905,899.40       77,614.84    2,828,284.56
  1     Building - Cellar   Winery Building                   9/1/2002        14,098,360.00      557,306.51   13,541,053.49
  2     Building - Cellar   Pump House                        9/1/2002            13,009.00          513.96       12,495.04
  3     Building - Cellar   Caves                             9/1/2002         2,116,386.00    1,183,352.36      933,033.64
215     Building - Cellar   Caves                             7/31/2003           24,128.90       13,934.13       10,194.77
218     Building - Cellar   Winery Building                   7/31/2003          362,631.24        6,418.01      356,213.23
 12     Buildings           Foreman'S House                   5/15/1990           30,175.00       16,596.75       13,578.25
 13     Buildings           Barn                              5/15/1990          124,702.00       68,586.10       56,115.90
 14     Buildings           Machine Storage Shed              5/15/1990           28,932.00       15,911.60       13,020.40
 15     Buildings           Open Shed                         5/15/1990           21,688.00       11,928.40        9,759.60
 24     Buildings           Fence - Entrance                  5/15/1990            1,509.00        1,037.31          471.69
 23     Buildings           Septic System                     9/15/1990            1,373.00          944.81          428.19
 26     Buildings           Domestic Waterline                1/1/1991               430.00          273.87          156.13
 25     Buildings           Telephone Lines                   8/1/1991               564.00          358.25          205.75
 16     Buildings           Foreman House - Ins               11/1/l991              853.00          434.65          418.35
 17     Buildings           Barn Slab                         9/1/1992             6,568.00        3,858.50        2,709.50
 18     Buildings           Foreman'S House Repairs           9/1/1993            22,183.00       10,002.15       12,180.85
 19     Buildings           Barn - Repairs                    9/1/1993            17,753.00        7,706.65       10,046.35
120     Buildings           Garage And Tractor Shed           4/12/1995            2,454.00          563.65        1,890.35
131     Buildings           Deck                              8/31/1996            6,076.00        1,188.75        4,887.25


                                       8                                5/4/2004

136     Buildings           Entrance Gate                     2/14/1997            6,692.00        6,529.33          162.67
135     Buildings           Platform                          6/30/1997            9,668.00        1,683.87        7,984.13
147     Buildings           Pump Station Roof                11/8/1999            24,821.00        9,736.77       15,084.23
143     Buildings           Building                         11/30/1999           83,271.00       25,694.73       57,576.27
 30     Drainage            Irrigation/Drainage - Blk 1-5     7/15/1990           50,667.00       50,667.00            0.00
 48     Drainage            Irrigation/Drainage - Blk 1-5     7/15/1990           61,086.00       61,086.00            0.00
 97     Drainage            Drainage - Blk 1&5                1/1/1991               681.00          681.00            0.00
 33     Drainage            Drainage - Blk 1&5                1/1/1991                34.00           34.00            0.00
 51     Drainage            Drainage - Blk 1&5                1/1/1991                67.00           67.00            0.00
 31     Drainage            Irrigation/Drainage               6/15/1991           25,431.00       25,431.00            0.00
 49     Drainage            Irrigation/Drainage               6/15/1991           48,767.00       48,767.00            0.00
 37     Equipment           Gas Tank                          7/15/1990            1,437.00        1,437.00            0.00
 46     Equipment           Kubota Tractor                    7/15/1990           29,219.00       29,219.00            0.00
 38     Equipment           Diesel Tank                       8/15/1990            2,395.00        2,395.00            0.00
 41     Equipment           Air Compressor                    8/15/1990              483.00          483.00            0.00
 42     Equipment           Bench Grinder                     8/15/1990              208.00          208.00            0.00
 43     Equipment           Tool Box                          8/15/1990              418.00          418.00            0.00
 44     Equipment           Torch & Misc Tools                8/15/1990              518.00          518.00            0.00
 40     Equipment           Water Tank                        9/15/1990            8,107.00        8,107.00            0.00
 39     Equipment           Fuel Tank Pad                    11/15/1990            1,293.00        1,293.00            0.00
 45     Equipment           Ford 1920 Tractor                11/15/1990           12,763.00       12,763.00            0.00
 47     Equipment           Water Truck - 1974 Chevy          4/1/1991            10,108.00       10,l08.00            0.00
 48     Equipment           Rock Trailer                      6/1/1991             3,511.00        3,511.00            0.00
 20     Equipment           Fuel Pump & Tank                  9/1/1993             4,950.00        2,660.37        2,289.63
138     Equipment           Cultivator                        4/15/1998           10,484.00        8,878.50        1,605.50
139     Equipment           Mower                             4/27/1998            3,771.00        3,193.50          577.50
141     Equipment           Fertilizer Sitrrer                4/15/1999            7,014.00        5,080.92        1,933.08
142     Equipment           Weather Station                   4/15/1999           12,651.00        9,164.78        3,486.22
148     Equipment           Chemical Container                6/11/1999            1,814.00        1,313.86          500.14
149     Equipment           Sprayer                           6/25/1999            6,961.00        5,042.71        1,918.29
150     Equipment           Domries Disc                      6/30/1999            5,991.00        4,340.14        1,650.86
151     Equipment           Domries Roller                    6/30/1999            1,809.00        1,310.78          498.22
152     Equipment           Mower                             7/7/1999             6,971.00        5,050.14        1,920.86
153     Equipment           Harvest Bins & Trailer            8/26/1999            5,711.00        4,137.28        1,573.72
 34     Equipment - Cellar  Well                              7/1/2002            28,005.00       11,662.88       16,342.12
  4     Equipment - Cellar  Density Meter                     9/1/2002             2,007.00        1,208.50          798.50
  5     Equipment - Cellar  TOAD Fluid Distribution           9/1/2002             1,634.00          983.47          650.53
  8     Equipment - Cellar  Winery Software                   9/1/2002            10,560.00        5,221.00        5,339.00
  9     Equipment - Cellar  6 Jabsco Impeller pumps           9/1/2002            47,518.00       28,607.91       18,910.09
 15     Equipment - Cellar  Waukesha Pumps                    9/1/2002            47,410.00       28,542.76       18,867.24
 16     Equipment - Cellar  Winery Equipment                  9/1/2002             7,804.00        4,698.06        3,105.94
 18     Equipment - Cellar  Refrigeration                     9/1/2002           345,310.00      207,890.72      137,419.28
 21     Equipment - Cellar  Tank Vents                        9/1/2002             4,338.00        2,611.79        1,726.21
 23     Equipment - Cellar  Hoses                             9/1/2002            12,055.00        7,257.28        4,797.72


                                       8                                5/4/2004

 28     Equipment - Cellar  Pumps                              9/1/2002           45,106.00       27,155.92       17,950.08
 31     Equipment - Cellar  Destemmer Crusher                  9/1/2002           17,655.00       10,628.71        7,026.29
 35     Equipment - Cellar  Barrel Washer                      9/1/2002           11,096.00        6,680.51        4,415.49
 38     Equipment - Cellar  1/2 ton harvest bins               9/1/2002           12,737.00        7,668.39        5,068.61
 39     Equipment - Cellar  Stainless Steel tanks              9/1/2002          489,549.00      294,728.55      194,820.45
 40     Equipment - Cellar  Water Filtration System            9/1/2002           18,420.00       11,089.60        7,330.40
 42     Equipment - Cellar  Sorting Table                      9/1/2002           43,046.00       25,915.72       17,130.28
 43     Equipment - Cellar  Winery Equipment                   9/1/2002           62,938.00       37,891.38       25,046.62
 45     Equipment - Cellar  Oak Tank Storage                   9/1/2002              225.00          135.13           89.87
 46     Equipment - Cellar  Scale                              9/1/2002            2,716.00        1,635.41        1,080.59
 49     Equipment - Cellar  Set Stainless Tanks                9/1/2002           16,017.00        9,643.09        6,373.91
 50     Equipment - Cellar  Fittings                           9/1/2002            3,170.00        1,908.47        1,261.53
 51     Equipment - Cellar  Tank elbows                        9/1/2002              400.00          240.82          159.18
 53     Equipment - Cellar  Oak Tanks                          9/1/2002          236,812.00      142,570.36       94,241.64
 55     Equipment - Cellar  Tables                             9/1/2002              964.00          580.10          383.90
 56     Equipment - Cellar  Catwalk                            9/1/2002          315,475.00      189,928.50      125,546.50
 57     Equipment - Cellar  Stainless Steel wine Lines         9/1/2002           24,495.00       14,746.66        9,748.34
 58     Equipment - Cellar  Aluminum Pedistals                 9/1/2002            3,434.00        2,067.14        1,366.86
 63     Equipment - Cellar  Grape Transfer Chutes              9/1/2002           43,100.00       25,947.96       17,152.04
 64     Equipment - Cellar  Misc Fittings                      9/1/2002            6,284.00        3,782.96        2,501.04
 10     Equipment - Cellar  Pumpover Sprinkler                9/15/2002            2,909.00        1,751.41        1,157.59
 11     Equipment - Cellar  Sparge Device & Fittings          9/15/2002            2,617.00        1,575.74        1,041.26
 12     Equipment - Cellar  20 kegs                           9/15/2002            2,815.00        1,694.42        1,120.58
 20     Equipment - Cellar  Solution Dispensing System        9/15/2002            3,763.00        2,265.28        1,497.72
 26     Equipment - Cellar  Radios                            9/15/2002            4,284.00        2,988.65        1,295.35
 30     Equipment - Cellar  Lab Equipment                     9/15/2002           10,127.00        6,097.07        4,029.93
 33     Equipment - Cellar  Forklift                          9/17/2002           33,272.00       20,030.97       13,241.03
  6     Equipment - Cellar  Silicon Bungs                     10/1/2002            5,334.00        4,642.67          691.33
  7     Equipment - Cellar  Chemstat Analyzer                 10/1/2002            7,512.00        4,522.40        2,989.60
 13     Equipment - Cellar  SS Tank Conversion                10/1/2002            1,486.88          895.37          591.51
 14     Equipment - Cellar  Cellar Fittings                   10/1/2002            4,264.00        2,566.84        1,697.16
 19     Equipment - Cellar  Barrel Racks                      10/1/2002            8,612.00        5,184.64        3,427.36
 22     Equipment - Cellar  Sump Carts                        10/1/2002           14,180.00        8,536.94        5,643.06
 24     Equipment - Cellar  Fittings                          10/1/2002           12,787.00        7,698.50        5,088.50
 27     Equipment - Cellar  CO2 Instruments                   10/1/2002            1,452.00          874.03          577.97
 29     Equipment - Cellar  Tank signs                        10/1/2002            1,626.00          979.19          646.81
 37     Equipment - Cellar  Basket Press                      10/1/2002           52,154.00       31,398.57       20,755.43
 44     Equipment - Cellar  Set Basket press                  10/1/2002              870.00          523.77          346.23
 47     Equipment - Cellar  CO2 Monitors                      10/1/2002            3,211.00        1,933.09        1,277.91
 52     Equipment - Cellar  Computer                          10/1/2002            4,115.00        2,870.57        1,244.43
 54     Equipment - Cellar  Fittings                          10/1/2002           23,080.00       13,895.10        9,184.90
 59     Equipment - Cellar  Tank Top Grates                   10/1/2002            6,465.00        3,891.87        2,573.13
 65     Equipment - Cellar  Racking elbows                    10/1/2002            1,603.00          964.88          638.12
 17     Equipment - Cellar  Computer                          10/9/2002            1,354.00          944.79          409.21


                                       8                              5/4/2004

 48     Equipment - Cellar  Tank Thermometer                  10/15/2002             964.00          580.10          383.90
 60     Equipment - Cellar  Aluminum Hose Racks               11/1/2002            6,993.00        4,209.88        2,783.12
 61     Equipment - Cellar  Bucket Trees                      11/1/2002            1,293.00          778.24          514.76
 62     Equipment - Cellar  Fitting Boards                    11/1/2002            2,983.00        1,795.69        1,187.31
 36     Equipment - Cellar  Floor cleaner                     12/1/2002            1,185.00          713.09          471.91
219     Equipment - Cellar  Pumpover Lines                    3/31/2003           10,675.00        4,727.50        5,947.50
183     Equipment - Cellar  Sump Cart                         3/31/2003            2,009.54          889.94        1,119.60
184     Equipment - Cellar  Scott Labs Mixer Stand            3/31/2003            1,441.70          638.47          803.23
185     Equipment - Cellar  Pipe Mixer                        3/31/2003            4,223.80        1,870.54        2,353.26
186     Equipment - Cellar  Wire Security Cage                5/22/2003            4,968.00        2,990.94        1,977.06
187     Equipment - Cellar  Bottling Line Filter              5/30/2003           11,390.27        6,857.41        4,532.86
188     Equipment - Cellar  Scale                             6/24/2003            1,295.00          779.64          515.36
189     Equipment - Cellar  Ozone Machine                     8/18/2003           11,313.75        6,811.35        4,502.40
190     Equipment - Cellar  Scale Printer                     8/18/2003              479.19          306.69          172.50
191     Equipment - Cellar  Grape Press                       8/22/2003           61,142.74       36,810.43       24,332.31
192     Equipment - Cellar  Dump Trailer                      9/9/2003             3,600.00        2,167.35        1,432.65
193     Equipment - Cellar  Stainless Steel Tank              9/22/2003           16,809.00       10,119.70        6,689.30
194     Equipment - Cellar  Bin Dumper                        9/24/2003           27,739.50       16,700.31       11,039.19
206     Equipment - Cellar  Recirculating Chiller             9/30/2003            3,158.79        1,901.73        1,257.06
195     Equipment - Cellar  Tank Piping and controls          10/16/2003           6,451.00        3,883.77        2,567.23
196     Equipment - Cellar  Lab Tables                        12/31/2003           2,400.00        1,444.90          955.10
 94     Equipment - Office  Office Furniture                  9/30/1999           55,366.00       43,475.71       11,890.29
 95     Equipment - Office  Vineyard Photos                   9/30/1999            8,582.00        6,738.92        1,843.08
 96     Equipment - Office  Office Furniture                  8/1/2000             3,022.00        2,145.82          876.18
 97     Equipment - Office  Dell Laptop Computer              9/1/2000             4,510.00        3,860.50          649.50
101     Equipment - Office  Office furniture                  1/1/2001             5,715.00        3,394.24        2,320.76
 98     Equipment - Office  AutoCad SureTrak Software         1/4/2001             1,290.00        1,290.00            0.00
 99     Equipment - Office  Designjet 500 Printer             1/4/2001             3,511.00        2,601.10          909.90
100     Equipment - Office  Sony Camcorder                    1/4/2001             1,637.00        1,212.56          424.44
102     Equipment - Office  Computer Equipment                1/25/2002            4,495.23        3,135.69        1,359.54
103     Equipment - Office  Dell Computer                     5/30/2002            1,581.78        1,103.21          478.57
104     Equipment - Office  Dell Computer                     8/23/2002            2,065.00        1,440.49          624.51
106     Equipment - Office  Dell Computer                     9/15/2002            1,163.72          811.86          351.86
105     Equipment - Office  Small Business Server             10/2/2002            1,461.38        1,019.68          441.70
107     Equipment - Office  Cisco Router                      10/15/2002           1,335.67          931.77          403.90
108     Equipment - Office  Computer Equipment                10/25/2002           2,000.37        1,395.43          604.94
207     Equipment - Office  Furniture from Chile              1/6/2003            11,972.72        5,302.21        6,670.51
208     Equipment - Office  Furniture from Chile              1/6/2003            13,960.00        6,182.29        7,777.71
209     Equipment - Office  Office Files & Chairs             1/6/2003            19,718.85        8,732.64       10,986.21
182     Equipment - Office  4 Tasting Room Tables             2/4/2003             4,308.35        1,907.99        2,400.36
168     Equipment - Office  Espresso Machine                  3/10/2003            3,026.10        1,500.94        1,525.16
169     Equipment - Office  Retail Sales System               3/13/2003            6,266.40        3,108.14        3,158.26
170     Equipment - Office  Dell Computer                     3/24/2003            3,092.05        1,533.67        1,558.38
210     Equipment - Office  Office Shades                     3/27/2003           10,900.00        4,827.14        6,072.86


                                       8                                5/4/2004

171     Equipment - Office  Server                            3/27/2003             617.69          306.38          311.31
211     Equipment - Office  Winery Sculpture                  3/31/2003          19,841.25        8,786.85       11,054.40
212     Equipment - Office  Retail Room Artwork               3/31/2003          30,000.00       13,285.72       16,714.28
172     Equipment - Office  Nextel Cellular phones            3/31/2003             993.99          493.02          500.97
213     Equipment - Office  Light for Retail Room             3/31/2003             279.36          123.72          155.64
173     Equipment - Office  Retail Register Equipment         4/1/2003            6,958.16        3,451.25        3,506.91
214     Equipment - Office  Carpet Retail room                4/22/2003           1,800.00          797.14        1,002.86
174     Equipment - Office  Rug - Tasting Room                7/29/2003           4,710.00        3,014.40        1,695.60
180     Equipment - Office  Timekeeping Software Web based    7/31/2003           2,520.00        1,575.00          945.00
222     Equipment - Office  Furniture & Antiques - Retail
                              room                            7/31/2003          84,844.17       51,079.66       33,764.51
223     Equipment - Office  Chairs                            7/31/2003           1,664.19        1,001.92          662.27
175     Equipment - Office  Office Mini Blinds                8/18/2003           4,250.00        2,558.67        1,691.33
176     Equipment - Office  BBQ                               8/31/2003           1,494.48          956.47          538.01
177     Equipment - Office  VH Computer                       8/31/2003           3,880.05        2,483.23        1,396.82
221     Equipment - Office  Metal Planters                    9/15/2003           5,100.00        3,070.41        2,029.59
178     Equipment - Office  G/L Software Upgrade              11/30/2003          6,301.45        3,938.41        2,363.04
179     Equipment - Office  Upgrade Winery Software           12/31/2003          2,909.25        1,818.29        1,090.96
232     Equipment - Office  AH Laptop Computer                1/30/2004           1,960.44        1,029.23          931.21
 29     Land                Total Land                        5/15/1990       7,448,887.00            0.00    7,448,887.00
 54     Land                Land - Lot Line Split             5/30/2001         364,637.00            0.00      364,637.00
 30     Land                Land Not Contributed 33.24
                              Acre @ $27,984per                                -930,188.16                     -930,188.16
 22     Land Improvements   Rock Wall                         8/15/1990          10,690.00        7,212.12        3,477.88
 99     Land Improvements   Land - Terracing And Grading      12/31/1990        137,571.00            0.00      137,571.00
 35     Land Improvements   Land - Terracing And Grading      12/31/1990         31,069.00            0.00       31,069.00
 53     Land Improvements   Land - Terracing And Grading      12/31/1990         55,160.00            0.00       55,160.00
 21     Land Improvements   Land Additions                    1/1/1991           52,402.00            0.00       52,402.00
 98     Land Improvements   Land Reservoir/Spillway           1/1/1991           53,257.00            0.00       53,257.00
 34     Land Improvements   Land Reservoir/Spillway           1/1/1991           23,860.00            0.00       23,860.00
 52     Land Improvements   Land Reservoir/Spillway           1/1/1991           42,363.00            0.00       42,363.00
 27     Land Improvements   Roads                             1/1/1992           36,026.00       21,164.62       14,861.38
  1     Land Improvements   Roads                             1/1/1992            8,385.00        4,925.06        3,459.94
 19     Land Improvements   Roads                             1/1/1992           13,815.00        8,117.43        5,697.57
 28     Land Improvements   Roads                             7/1/1993            1,475.00          793.18          681.82
  2     Land Improvements   Roads                             7/1/1993              343.00          183.43          159.57
 20     Land Improvements   Roads                             7/1/1993              566.00          303.37          262.63
110     Land Improvements   Landscaping - Clarevale           7/31/1994          17,354.00        8,403.62        8,950.38
126     Land Improvements   Entrance                          8/31/1996          20,537.00       11,744.88        8,792.12
129     Land Improvements   Landscaping                       8/31/1996          63,563.00       36,350.76       27,212.24
130     Land Improvements   Landscaping                       8/31/1996          82,747.00       47,323.50       35,423.50
127     Land Improvements   Entrance                          12/21/1996          2,835.00        1,621.26        1,213.74
137     Land Improvements   Roads                             3/25/1997           6,608.00        3,389.63        3,218.37
140     Land Improvements   Lot Line Engineering Costs        12/31/1998         22,705.00            0.00       22,705.00
154     Land Improvements   Rock Wall                         6/30/1999           9,662.00        3,790.64        5,871.36
 73     Land Improvements   Landscape                         9/1/2002          883,795.00      117,839.58      765,955.42


                                       8                                5/4/2004

181     Land Improvements      Landscaping                       3/31/2003          158,521.15       53,936.83      104,584.32
220     Land Improvements      Gate Work                         5/13/2003           11,690.00        6,276.07        5,413.93
 70     Trellis/Irrigation     Trellis - Blk 1-5                 7/15/1990           87,709.00       87,709.00            0.00
 94     Trellis/Irrigation     Irrigation/Drainage - Blk 1-5     7/15/1990          111,779.00      111,779.00            0.00
  6     Trellis/Irrigation     Trellis - Blk 1-5                 7/15/1990           27,393.00       27,393.00            0.00
 24     Trellis/Irrigation     Trellis - Blk 1-5                 7/15/1990           32,623.00       32,623.00            0.00
 96     Trellis/Irrigation     Irrigation                        6/11/1991           79,938.00       79,938.00            0.00
 32     Trellis/Irrigation     Irrigation                        6/1/1991            13,033.00       13,033.00            0.00
 50     Trellis/Irrigation     Irrigation                        6/1/1991            38,179.00       38,179.00            0.00
 71     Trellis/Irrigation     Trellis -                         6/15/1991           10,620.00       10,620.00            0.00
 95     Trellis/Irrigation     Irrigation/Drainage               6/15/1991          123,697.00      123,697.00            0.00
  7     Trellis/Irrigation     Trellis -                         6/15/1991            1,232.00        1,232.00            0.00
 25     Trellis/Irrigation     Trellis -                         6/15/1991            4,403.00        4,403.00            0.00
 72     Trellis/Irrigation     Trellis -                         7/1/1991            88,714.00       88,714.00            0.00
  8     Trellis/Irrigation     Trellis -                         7/1/1991            26,702.00       26,702.00            0.00
 26     Trellis/Irrigation     Trellis -                         7/1/1991            66,879.00       66,879.00            0.00
 73     Trellis/Irrigation     Trellis/Irrigation                12/1/1992           54,704.00       54,704.00            0.00
  9     Trellis/Irrigation     Trellis/Irrigation                12/1/1992           11,889.00       11,889.00            0.00
 27     Trellis/Irrigation     Trellis/Irrigation                12/l/1992           26,132.00       26,132.00            0.00
 74     Trellis/Irrigation     Trellis/Irrigation                12/1/1993           34,385.00       34,385.00            0.00
 10     Trellis/Irrigation     Trellis/Irrigation                12/1/1993            5,911.00        5,910.55            0.45
 28     Trellis/Irrigation     Trellis/Irrigation                12/1/1993           13,443.00       13,443.00            0.00
111     Trellis/Irrigation     Irrigation Pipe & Sprinklers      3/22/1994            3,224.00        3,176.00           48.00
109     Trellis/Irrigation     Trellis - Hillside                8/11/1994            1,521.00        1,475.12           45.88
112     Trellis/Irrigation     Trellis - Hillside                8/11/1994            1,601.00        1,552.12           48.88
113     Trellis/Irrigation     Trellis - Hillside/Angaston       8/11/1994            1,681.00        1,629.12           51.88
114     Trellis/Irrigation     Trellis - Hillside/Clarevale      8/11/1994            1,574.00        1,525.75           48.25
121     Trellis/Irrigation     Trellis Wiring                    5/31/1995           20,201.00       17,675.12        2,525.88
 36     Vehicle                1984 F150 Ford Truck              6/15/1990            2,000.00        2,000.00            0.00
  9     Vehicle                1991 Nissan Truck                 5/1/1991            15,223.00       15,223.00            0.00
 35     Vineyard               Vineyard Phase I                  1/1/1992           233,319.00      136,555.43       96,763.57
 75     Vineyard               Vineyard Phase Ii                 1/1/1993           859,556.00      859,555.80            0.20
131     Vineyard Equipment     Bege Scraper                      6/4/1999             2,107.00        1,497.57          609.43
132     Vineyard Equipment     Ford tractor 4430                 6/4/1999            21,819.00       15,504.86        6,314.14
133     Vineyard Equipment     Tandem Disc                       6/4/1999             2,069.00        1,470.50          598.50
 74     Vineyard Equipment     Flowry pump & gear                1/1/2000            10,586.00        6,371.11        4,214.89
 76     Vineyard Equipment     Kubota Tractor                    8/1/2000            30,165.00       18,156.61       12,008.39
 77     Vineyard Equipment     Digital Crane                     8/1/2000             3,675.00        2,211.77        1,463.23
 75     Vineyard Equipment     Bio-dynamic Stirring Machine      10/1/2000           16,282.00        9,800.06        6,481.94
 78     Vineyard Equipment     72" Loader                        11/1/2000            5,075.00        3,054.95        2,020.05
 81     Vineyard Equipment     Toro Spreader                     5/25/2001            7,192.00        3,448.28        3,743.72
 82     Vineyard Equipment     French Plow                       6/19/2001            3,634.00        1,741.74        1,892.26
142     Vineyard Equipment     Domeries Disc                     1/1/2002             3,518.00        1,182.28        2,335.72
144     Vineyard Equipment     Disc                              1/1/2002             5,550.00        1,865.35        3,684.65


                                       8                                5/4/2004

145     Vineyard Equipment  Fuel Tank                         1/1/2002             1,393.00          467.93          925.07
146     Vineyard Equipment  Harvest Trailer                   1/1/2002             1,654.00          555.67        1,098.33
147     Vineyard Equipment  Harvest Trailer                   1/1/2002             1,654.00          555.67        1,098.33
152     Vineyard Equipment  Honda Trailer Tank                1/1/2002             7,180.00        2,412.64        4,767.36
153     Vineyard Equipment  Dump Trailer                      1/1/2002             3,030.00        1,018.50        2,011.50
154     Vineyard Equipment  Lime Spreader                     1/1/2002            12,930.00        4,344.88        8,585.12
 83     Vineyard Equipment  Model 1700 Toro Spader            3/13/2002            7,192.00        3,849.12        3,342.88
 84     Vineyard Equipment  3 Weedeaters                      4/4/2002             1,389.81          743.70          646.11
 85     Vineyard Equipment  2 Trimmers                        4/11/2002              927.00          496.52          430.48
 86     Vineyard Equipment  Bin Trailer                       6/1/2002             1,968.53        1,053.90          914.63
 87     Vineyard Equipment  Domries Disc, Ring Roller         6/27/2002            9,442.73        5,053.94        4,388.79
 88     Vineyard Equipment  Lawn Tractor                      8/31/2002            2,833.10        1,516.02        1,317.08
 89     Vineyard Equipment  4 Valley bin Trailers             8/31/2002            6,856.85        3,669.84        3,187.01
163     Vineyard Equipment  New Holland Tractor               3/27/2003           38,017.50       15,529.47       22,488.03
159     Vineyard Equipment  Weed Eaters                       3/31/2003              926.54          378.47          548.07
160     Vineyard Equipment  Compost Tea Brewer                3/31/2003            4,392.45        1,794.24        2,598.21
161     Vineyard Equipment  Pressure Chamber Inst.            4/16/2003            2,675.00        1,092.70        1,582.30
158     Vineyard Equipment  Barn Electrical                   7/29/2003           15,670.00        9,049.23        6,620.77
164     Vineyard Equipment  2004 Honda ATV                    9/30/2003            5,336.15        3,081.57        2,254.58
234     Vineyard Equipment  New Holland Tractor               3/18/2004           23,529.75       11,890.93       11,638.82
  5     Vineyards           Vineyard Phase I                  1/1/1992           133,073.00       78,182.06       54,890.94
 23     Vineyards           Vineyard Phase I                  1/1/1992           134,087.00       78,775.43       55,311.57
 11     Vineyards           Vineyard Phase Ii                 1/1/1993           162,165.00      115,542.31       46,622.69
 29     Vineyards           Vineyard Phase Ii                 1/1/1993           410,387.00      410,387.00            0.00
 91     Vyd Devel - CIP     Quintessa Vyd under Development   12/31/2000         501,694.77            0.00      501,694.77
167     Vyd Devel - CIP     2003 Vineyards Under Development  7/31/2003          120,543.20            0.00      120,543.20
229     Vyd Devel - CIP     Vyd Development                   12/31/2003          10,282.06            0.00       10,282.06
230     Vyd Devel - CIP     Vineyard Development - Cap. Int   12/31/2003          31,389.30            0.00       31,389.30
 78     Wells & Pumps       Ejector 100 Ppd                   5/15/1990              212.00          212.00            0.00
 81     Wells & Pumps       Vac Regulator C12                 5/15/1990              736.00          736.00            0.00
 14     Wells & Pumps       Ejector 100 Ppd                   5/15/1990               50.00           50.00            0.00
 17     Wells & Pumps       Vac Regulator C12                 5/15/1990              171.00          171.00            0.00
 32     Wells & Pumps       Ejector 100 Ppd                   5/15/1990               82.00           82.00            0.00
 35     Wells & Pumps       Vac Regulator C12                 5/15/1990              282.00          282.00            0.00
 79     Wells & Pumps       Iron Well                         6/15/1990            6,800.00        4,676.00        2,124.00
 80     Wells & Pumps       River Well                        6/15/1990            5,394.00        3,709.12        1,684.88
 15     Wells & Pumps       Iron Well                         6/15/1990            1,582.00        1,087.87          494.13
 16     Wells & Pumps       River Well                        6/15/1990            1,256.00          864.50          391.50
 33     Wells & Pumps       Iron Well                         6/15/1990            2,608.00        1,792.00          816.00
 34     Wells & Pumps       River Well                        6/15/1990            2,069.00        1,422.31          646.69
 76     Wells & Pumps       Cornell Pump                      7/15/1990            1,200.00        1,200.00            0.00
 77     Wells & Pumps       Corner Well                       7/15/1990            2,685.00        1,845.81          839.19
 12     Wells & Pumps       Cornell Pump                      7/15/1990              280.00          280.00            0.00
 13     Wells & Pumps       Corner Well                       7/15/1990              625.00          625.00            0.00


                                       8                                5/4/2004

 30     Wells & Pumps       Cornell Pump                       7/15/1990             461.00          461.00            0.00
 31     Wells & Pumps       Corner Well                        7/15/1990           1,030.00          708.37          321.63
 83     Wells & Pumps       Booster Pump                       8/15/1990           1,170.00        1,170.00            0.00
 85     Wells & Pumps       Pump At Lake                       8/15/1990           1,363.00        1,363.00            0.00
 19     Wells & Pumps       Booster Pump                       8/15/1990             272.00          272.00            0.00
 21     Wells & Pumps       Pump At Lake                       8/15/1990             317.00          317.00            0.00
 37     Wells & Pumps       Booster Pump                       8/15/1990             448.00          448.00            0.00
 39     Wells & Pumps       Pump At Lake                       8/15/1990             523.00          523.00            0.00
 82     Wells & Pumps       Domestic Well                      9/15/1990           2,489.00        1,710.56          778.44
 84     Wells & Pumps       Sump Pump                          9/15/1990           3,970.00        3,970.00            0.00
 18     Wells & Pumps       Domestic Well                      9/15/1990             579.00          398.18          180.82
 20     Wells & Pumps       Sump Pump                          9/15/1990             924.00          924.00            0.00
 36     Wells & Pumps       Domestic Well                      9/15/1990             954.00          657.62          296.38
 38     Wells & Pumps       Sump Pump                          9/15/1990           1,523.00        1,523.00            0.00
 86     Wells & Pumps       Pump Station                      12/15/1990          43,600.00       43,600.00            0.00
 22     Wells & Pumps       Pump Station                      12/15/1990          10,148.00       10,148.00            0.00
 40     Wells & Pumps       Pump Station                      12/15/1990          16,720.00       16,720.00            0.00
 88     Wells & Pumps       Domestic Well                      2/1/1991            1,112.00          709.50          402.50
 24     Wells & Pumps       Domestic Well                      2/1/1991              259.00          165.18           93.82
 42     Wells & Pumps       Domestic Well                      2/1/1991              427.00          270.68          156.32
 89     Wells & Pumps       Sump Pump - Blks                   5/1/1991            4,190.00        4,190.00            0.00
 25     Wells & Pumps       Sump Pump - Blks                   6/1/1991              975.00          975.00            0.00
 43     Wells & Pumps       Sump Pump - Blks                   6/1/1991            1,607.00        1,607.00            0.00
 87     Wells & Pumps       Pump Station                       7/1/1991           65,792.00       65,792.00            0.00
 23     Wells & Pumps       Pump Station                       7/1/1991           15,314.00       15,314.00            0.00
 41     Wells & Pumps       Pump Station                       7/1/1991           25,230.00       25,230.00            0.00
 90     Wells & Pumps       Pump Station                       2/1/1992           10,971.00       10,971.00            0.00
 26     Wells & Pumps       Pump Station                       2/1/1992            2,553.00        2,553.00            0.00
 44     Wells & Pumps       Pump Station                       2/1/1992            4,207.00        4,207.00            0.00
 91     Wells & Pumps       Pump Station                       3/1/1992            7,528.00        7,528.00            0.00
 27     Wells & Pumps       Pump Station                       3/1/1992            1,753.00        1,753.00            0.00
 45     Wells & Pumps       Pump Station                       3/1/1992            2,887.00        2,887.00            0.00
 92     Wells & Pumps       Pump Station                       4/1/1992              506.00          506.00            0.00
 29     Wells & Pumps       Pump Station                       4/1/1992              119.00          119.00            0.00
 47     Wells & Pumps       Pump Station                       4/1/1992              195.00          195.00            0.00
 93     Wells & Pumps       Pump Station                       6/1/1992               90.00           90.00            0.00
 28     Wells & Pumps       Pump Station                       6/1/1992               21.00           21.00            0.00
 46     Wells & Pumps       Pump Station                       6/1/1992               35.00           35.00            0.00
122     Wells & Pumps       Pump Station                      4/12/1995            3,573.00        3,573.00            0.00
123     Wells & Pumps       Lake Line                         7/24/1995            1,124.00        1,124.00            0.00

                                                                              36,510,079.80    7,928,230.80   28,581,849.00


                                       8                                5/4/2004

Additional Contributed Assets

1. Accounts receivable, other than with respect to wines from the 2001 vintage.

2. Inventory consisting of all Quintessa library wines from previously released vintages plus the 2002 and 2003 vintages, and for 2004 wines from 193 tons of Quintessa grapes (approximately 12,000 nine liter cases), and
      excluding the 2001 vintage apart from          cases reserved as library
      wines.

3.    Trademarks

4.    Contracts as set forth on a schedule to the Contribution Agreement

Assets Excluded From Contribution


1.    Four parcels of land as described in this Schedule.

2. Home building rights with respect to the parcels of land which are being contributed

3.    Accounts receivable with respect to sales of wines of the 2001 vintage

4. Vineyard and office equipment associated with the business being retained by Huneeus

5.    Antique furniture belonging to Agustin Huneeus

                                                                         ANNEX C


                                AFH ARRANGEMENTS

1. POSITION        President and CEO, with all senior management reporting to him, and authority and discretion comparable to a CEO of a public company and reporting directly to the Board.


2. SALARY          $360,000 per year Base salary. Bonus equal to 55% of Base at annual plan achievement, 0% bonus at 90% of plan or less, 110%of Base at 110% of plan; straight line percentages in between.

                   Base increased annually by CPI, and subject to increase in Board discretion every two years.

3. BENEFITS        Health, disability and other insurance comparable to
                   other company executives.

                   Car or car allowance.

                   $2m term life insurance.

4. TERM 7 years, and automatically extended for three additional years if not terminated in the Majority of the Board's discretion within the first three months after the end of the 7 year term.

5. TERMINATION     Only for Cause, as described below, as determined by a
                   Majority of the Board.

6. MANAGEMENT      Formula for calculation of the Equity Award to be described.
   INCENTIVE       Cap at 25%.

                   Vests ratably over 10 years, but accelerates to full vesting on a sale of the company.

                   Measurement Date is earlier of ten years or when there has been an arm's length sale of the company. In the event of such a sale the enterprise value implied in that sale will determine the ending value. In the event there is no such sale, the ending value will be calculated based on 10X EBITDA valuation metric (to be refined) and will be subject to retroactive adjustment if there is an arm's length sale within 30 months thereafter.

                   After Measurement Date, the future sharing percentage will be fixed as a total percentage of the company for the Management calculations, and AFH interest will begin to participate in distributions at that fixed percentage. The idea is that the fixed valuation will not be paid out at the Measurement Date, but will instead remain as an interest in the company.

                   These interests will not carry any voting or control rights and once vested and measured can be tagged along as if part of the H interests in the Company.

                   All vesting accelerates one additional year on death.

                   Incentive interests may be structured to result in capital gains, provided it does not create adverse tax effect to any other Principal.

8. CAUSE Failure over any three year period of the company to achieve at least 70% of approved annual plan EBIT.

                   Conviction of a felony involving intentional misconduct (not including motor vehicle or victimless crime offenses).

                   Fraud or other material conduct not in good faith where he could not have reasonably believed that he was acting in the best interest of the company or not opposed to the interests of the company, and with respect to criminal matters had reasonable cause to believe his conduct was unlawful.

                   Habitual or recurrent personal conduct which is not corrected after reasonable notice and opportunity to cure which has or is likely to have a serious adverse impact on the financial results or image of the company.

                   Disability for more than 180 consecutive days.

9. INDEMNITY       To the fullest extent allowed for a director or officer
                   of a Delaware corporation.

                                                                         ANNEX D

                          CERTAIN BUSINESS ARRANGEMENTS

      Subject to the consummation of the Merger, Newco and Constellation (and its affiliates) will enter into the following agreements upon the Closing:

      1. Stonewall Canyon and Pinnacles Grape Contract. Newco and Franciscan Vineyards, Inc. will enter into an agreement, for the 2004-2008 harvests, for Newco to purchase Pinot Noir grapes produced at Franciscan's Stonewall Canyon vineyard and Pinot Noir and Chardonnay grapes produced at its Pinnacles vineyard, both in Monterey County. Newco will purchase 80 tons of the 2004 Stonewall Canyon Pinot Noir crop at a price of $1,800 per ton, 250 tons of the 2004 Pinnacles Pinot Noir crop at a price of $1,400 per ton, and 200 tons of the 2004 Pinnacles Chardonnay crop at a price of $1,000 per ton. Tonnage of subsequent crops will be determined by agreement of the parties prior to March 1 of each harvest year. The actual tonnage of such grapes that will be available to Newco in any harvest year will not be guaranteed and may be more or less than the designated amount, since it will be based on the actual production from specified blocks within the vineyards designated annually by a selection process set forth in the contract; provided that, in the event of a shortage, Franciscan will sell additional grapes to Newco from the vineyards on the same terms, if the grapes can be made available. In the event of excess grapes being produced on the designated block, Newco will purchase those grapes on the same terms. The prices per ton for crops after 2004 will be based on the 2004 prices, adjusted annually (but not below the 2004 price) by the lesser of (i) the percentage change in the average price of the relevant variety in the immediately proceeding two (2) harvest years in Monterey County, or (ii) changes in the Consumer Price Index, with a maximum adjustment of 5% per year. With respect to the Stonewall Canyon vineyard, Newco will have the option to convert the arrangement to an acreage contract pursuant to which it would purchase all of the grapes grown on the designated acres at a rate of $6,300 per acre plus Franciscan's actual incremental costs incurred for any special viticultural services necessary or required by Newco.

      2. Oakville Estates Grape Contract. Although Constellation (through Franciscan) is contributing the Oakville Estate vineyards to Newco, Franciscan is retaining title to the 2004 crop produced at the vineyards. Newco and Franciscan will enter into an agreement, pursuant to which Newco will purchase grapes from the vineyard's 2004 harvest (to be made into wine at the Quintessa Winery), and Franciscan will purchase grapes from the 2005-2009 harvests.

      For the 2004 harvest, Newco will purchase from Franciscan 42 tons of Cabernet Sauvignon, 102 tons of Merlot and such additional grapes as Newco may require, up to a combined total of 21 tons of such varieties as are necessary to enable Newco to create a meritage wine. Newco will pay $4,011 per ton for the Cabernet Sauvignon grapes and $2,715 per ton for the Merlot grapes. If Newco is established, it will retain Huneeus to process the grapes. If Newco is not established and Franciscan therefore retains the wine produced from the grapes, Franciscan will pay Huneeus for the processing at the same rate it paid for such services for the 2003 crop. The actual tonnage of such grapes that will be available to Newco is not guaranteed and may be more or less than the designated amount, since it will be based on the actual production from specified blocks within the vineyard designated by a selection process set forth in the contract; provided that, in the event of a shortage, Franciscan will sell additional grapes to

Newco from the vineyard on the same terms, if the grapes are available. In the event of excess grapes being produced on the designated block, Newco will purchase those grapes on the same terms.

      For the 2005-2009 harvests, Franciscan will purchase the following percentages of the crop of Bordeaux varietals: 2005 harvest: 66% (estimated to be 614 tons); 2006 harvest: 58% (estimated to be 587 tons); 2007 harvest: 43% (estimated to be 553 tons); 2008 harvest: 24% (estimated to be 273 tons); and 2009 harvest: 15% (estimated to be 176 tons). The actual tonnage of such grapes to be sold to Franciscan will be based on the actual production from specified blocks within the vineyard designated annually by a selection process set forth in the contract. The prices per ton for such grapes will be the lesser of (i) the percentage change in the average price of the relevant variety in the immediately proceeding two (2) harvest years in Napa County, or (ii) changes in the Consumer Price Index, with a maximum adjustment of 5% per year.

      3. Quintessa Grape Contract. An existing grape contract between Huneeus and Franciscan for Franciscan's purchase of grapes from the 2004-2006 harvests from the Quintessa vineyards will be amended and contributed by Huneeus to Newco. Whether or not Newco is formed, the contract will be modified to provide for a reduction in the grape purchase prices in exchange for the following payments to Huneeus: $479,850 on November 1 of each of 2004, 2005 and 2006. As amended and contributed to Newco, the contract will provide for Franciscan to purchase all of the grapes produced from the vineyard's 2004-2006 harvests other than the following amounts, which will be retained by Newco: 2004 harvest: 242 tons; 2005 harvest: 262 tons; and 2006 harvest: 281 tons. For the 2004 harvest, Franciscan will pay $4,011 per ton for the Cabernet Sauvignon grapes and $2,715 per ton for the Merlot grapes. The prices per ton for crops after 2004 will be based on the 2004 prices, adjusted annually (but not below the 2004 price) by the lesser of (i) the percentage change in the average price of the relevant variety in the immediately proceeding two (2) harvest years in Napa County, or
(ii) changes in the Consumer Price Index, with a maximum adjustment of 5% per year. In addition, Franciscan and Newco will identify two blocks at the Quintessa vineyards to be farmed more aggressively for higher yields for the 2005 and 2006 harvests. If Franciscan is satisfied with the quality of the grapes produced from these blocks, it will have the right, during the 2007-2011 harvests, to buy the grapes from these blocks that are not used by Newco, at market prices.

      4. Distribution Agreement. Pursuant to an existing agreement with Huneeus, Franciscan will continue to be the exclusive distributor for Huneeus wines through February 28, 2005, thereby entitling it to distribute the 2001 vintage produced at Quintessa. When Newco takes on distribution of the Quintessa brand effective March 1, 2005, it will assume the distribution rights and obligations with respect to any remaining inventory of the 2001 vintage retained by Huneeus, which is expected to be very little as of March 1, 2005.

      5. New Zealand and Australian Wines. Newco will enter into an agreement with Constellation to develop a brand for, and to distribute in the United States, a variety of New Zealand and Australian wines produced by Constellation. Under the agreement, which will begin with the 2004 vintage (for New Zealand wines) and the 2005 vintage (for Australian wines), Newco anticipates increasing its sales of such wines from 5,000 cases of one New Zealand varietal of the 2004 vintage to approximately 150,000 cases of the 2013 vintage

(including two varietals from New Zealand and four varietals for Australia). Pricing under the distribution agreement will be on competitive market terms.

      6. Understandings Regarding Production. Newco anticipates using production services, including crushing services, barrel fermentation and possibly storage, at the Franciscan and Estancia wineries, beginning with the 2004 crop. The pricing for such services will be on a formula basis that is competitive with other facilities providing comparable services.

      7. General Services. Newco anticipates contracting for a variety of services that Franciscan may be able to provide or facilitate at prices or on terms that will be advantageous to Newco, including, for example, access to market data services, management of information technology resources, joint warehousing of case goods, accounts receivable management and employee benefit programs, and joint purchasing of glass, corks and other components.

                                                                         ANNEX E


Wine Purchase, Distribution and Technical Assistance Agreement


1. Parties         Brandco - 100% owned by DBR (Lafite) ("DBR") VentureCo
                   (voting interest being 50% Brandco, 25% FE(C) and 25% H) and economic interests to be equal to the Newco percentages

2. Relationships   Venture Co will create and market a wine under the auspices of DBR who will provide technical assistance to Venture Co for which it will receive a remuneration to be agreed upon.

                   Marketing in the USA will be done by Newco Marketing in the rest of the world will be done by DBR, or by others subject to DBR's consent.

                   If the quality of the wine is deemed to be acceptable by DBR, specific Rothschild intangibles to be agreed upon will be included in the packaging of the wine.


3. Term The partners of VentureCo will remain together for a minimum of 10 years from the selling of the first VentureCo "Brand" vintage (10 year term)

                   All agreements between the Parties, including VentureCo distribution and marketing agreements with Newco, are also for the same minimum 10 year term

4. "Brand" Owner   VentureCo owns all brand, trade dress and other intangibles
                   (including distinctive features and logo) and excluding the Rothschild specific intangibles, H specific intangibles and FE specific intangibles.

5. Termination     Subject to earlier termination for cause (to be determined), any party can sell their VentureCo interest after the minimum
                   10 year term and their specific intangibles will be allowed to be used only for a reasonable time thereafter to complete and sell previously acquired wines and then removed from all packaging, advertising and collateral merchandising materials forever.

6. Exclusivity     DBR, H and FE agree not to produce/join in partnership or
                   allow use of their specific intangibles for any North
                   American produced wine (other than VentureCo's "brands") except what is otherwise in use today.

                                                                         ANNEX F

Activities

Proxy materials/ 13e-3 Filings/ SEC review process

Special Committee process/ Merger Agreement process

Third party consents for asset/liability transfers (other than HVI debt)

HSR and other regulatory consents (on behalf of Chalone, Holdco and DBR)

                                                                         ANNEX G

Chalone Shareholder Wine Program Continuation

      It is the intention of Newco following the merger to maintain and enhance the existing Chalone wine club program by continuing to make fine wines available for purchase by shareholders, other than DBR on a non-discriminatory basis, as eligible members of a founder's wine club.

      In addition, subject to applicable rules, all eligible former shareholders will as members of the founder's club be entitled to an additional 50% discount on select fine wines purchased over the next two years through the program up to a maximum discount value of $1.00 per share held on a date to be determined. These founders club benefits will not be transferable.

      In addition, founder's club members who purchase specified levels of wines in addition to the special discount wines for each of three years will receive special access and pricing to the company's most exclusive and allocated wines.

      Purchase and shipping of founder's club wines would be subject to compliance with applicable laws.

      VIP Tours, dinners and other benefits would also be continued.